UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Hercules Offshore, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

HERCULES OFFSHORE, INC.

9 Greenway Plaza, Suite 2200

Houston, Texas 77046

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2014

To the Stockholders

of Hercules Offshore, Inc.:

The annual meeting of stockholders of Hercules Offshore, Inc. (the “Company” or “Hercules Offshore”) will be held on May 14, 2014, at 8:00 a.m., local time, at the Doubletree by Hilton Houston Greenway Plaza Hotel, 6 Greenway Plaza East, Houston, Texas, for the following purposes:

(1) To elect three directors to the class of directors whose term will expire at the 2017 Annual Meeting of Stockholders;

(2) To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K (the “2013 executive compensation”);

(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

(4) To approve the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan and the material terms of the performance goals thereunder;

(5) To approve an amendment to our Amended and Restated Certificate of Incorporation (our “charter”) to remove Article Fourth, Division B, Section 4 thereof containing limitations on foreign ownership of our capital stock; and

(6) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has fixed the close of business on March 18, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. For a period of ten (10) days prior to the meeting, a complete list of such stockholders will be available at our executive offices for inspection by stockholders during normal business hours for proper purposes.

Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to vote your shares electronically on the Internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors,

Beau M. Thompson

General Counsel and Secretary

Houston, Texas

March     , 2014

Preliminary Proxy Statement for the

2014 Annual Meeting of Stockholders of

HERCULES OFFSHORE, INC.

To Be Held on May 14, 2014

HERCULES OFFSHORE, INC.

9 Greenway Plaza, Suite 2200

Houston, Texas 77046

PRELIMINARY PROXY STATEMENT

For 2014 Annual Meeting of Stockholders

To Be Held on May 14, 2014

GENERAL

This proxy statement is furnished to stockholders of the Company in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on May 14, 2014, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting. The mailing of the Notice of Internet Availability of Proxy Materials to stockholders will commence on or about                     , 2014.

Proxies and Voting Instructions

If you hold shares of our common stock in your name, you may vote your shares in a number of ways:

•	appearing and voting in person at the annual meeting;

•	electronically via the Internet at www.proxyvote.com;

•	by telephone, if you are in the U.S. or Canada, by calling 1-800-690-6903; or

•	by completing, signing and dating your proxy card and mailing it in the postage-paid envelope provided.

If you hold shares of our common stock through someone else, such as a bank, broker or other nominee, you will receive voting instructions from the organization holding your account. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our corporate secretary;

•	appearing and voting in person at the annual meeting; or

•	delivering a later-dated proxy card to our corporate secretary at the address above.

Your attendance at the annual meeting in person without voting will not automatically revoke your proxy. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspectors as to the validity of proxies will be final and binding.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the approval, on an advisory basis, of 2013 executive compensation, “FOR” approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, “FOR” approval of our long-term incentive plan and the material terms of the performance goals thereunder, “FOR” approval of an amendment to our charter and in the discretion of the proxies as to all other matters properly brought before the meeting. All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting.

The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. However, as described in further detail on page 4 below, pursuant to our voting policy, if a nominee for director receives a greater number of votes “withheld” from his election than votes “for” such election, he shall, promptly after the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the board of directors, which offer of resignation shall be considered by the nominating and governance committee and ultimately the board.

Approval, on an advisory basis, of our 2013 executive compensation, approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, and approval of our long-term incentive plan and the material terms of the performance goals thereunder are each subject to the approval of a majority of the shares of common stock voting on the matter. Approval of the amendment to our charter is subject to the approval of a majority of the shares of common stock outstanding.

Broker non-votes are proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the holder has abstained or as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not voting with respect to that matter.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to the advisory vote on our 2013 executive compensation, the vote to approve our long-term incentive plan and the material terms of the performance goals thereunder, and the vote to amend our charter, votes may be cast in favor, against or abstain. Votes to abstain will be excluded entirely from the vote and will have no effect. Broker non-votes will be treated as set forth below in the section entitled “Effect of Not Casting Your Vote.”

With regard to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014, abstentions and broker non-votes will not affect the outcome of the voting on the proposal.

Effects of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, approval, on an advisory basis, of 2013 executive compensation, approval of our long-term incentive plan and the material terms of the performance goals thereunder, and approval of an amendment to our charter (Items 1, 2, 4 and 5 of this Proxy Statement). Recent changes in regulation limit the ability of your bank or broker to vote your uninstructed shares on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf except on discretionary matters. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

VOTING SECURITIES

Our only outstanding voting securities are shares of our common stock. Only holders of record of our common stock at the close of business on March 18, 2014, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 162,266,619 shares outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share is entitled to one vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 14, 2014

This proxy statement and our 2013 annual report to stockholders are available at the following address on the internet: http://www.proxydocs.com/hero. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record and beneficial owners (excluding those record and beneficial owners who have previously requested that they receive electronic or paper copies of our proxy materials). All stockholders will have the ability to access our proxy materials on the website referred to above and in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

PROPOSAL 1: ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Our certificate of incorporation provides for three classes of directors serving staggered three-year terms. There are three Class III directors whose terms expire at the 2014 annual meeting: Thomas N. Amonett, Thomas J. Madonna, and F. Gardner Parker. The nominating and governance committee of our board of directors has approved (with each committee member abstaining as to himself), and our board has unanimously nominated, each of Messrs. Amonett, Madonna and Parker for reelection as directors of the Company to serve until the 2017 annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card in favor of the unavailable nominee, your vote will be cast for the substitute nominee designated by the board of directors.

The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. However, our board of directors recently adopted a voting policy, whereby under the Company’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly after the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the board of directors. The nominating and governance committee will promptly consider the resignation offer and recommend to the board of directors whether to accept or reject the resignation. The nominating and governance committee in making its recommendation, and the board of directors in making its decision to accept or reject the resignation offer, may consider any factors or other information it considers appropriate and relevant.

If a director’s resignation is accepted, the board of directors, in its sole discretion, may fill the resulting vacancy on the board created by the resignation or reduce the size of the board. Any director who tenders his or her offer to resign pursuant to this policy cannot participate in the nominating and governance committee or board deliberations regarding whether to accept the resignation offer. The board will act on the nominating and governance committee’s recommendation and will disclose its decision to accept the resignation offer or the reasons for rejecting the offer, if applicable, in a press release, on a Current Report on Form 8-K filed with the SEC, or other broadly disseminated means of communication, within 90 days following the certification of the election results.

All duly submitted and unrevoked proxies will be voted for the nominees selected by our board, except where authorization to do so has been withheld.

Board Recommendation

Our board recommends that stockholders vote FOR the election of its nominees for director.

Board of Directors

Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2014 annual meeting, is presented below.

Nominees for Election as Class III Directors (Term Expiring in 2017)

CURRENT CLASS III

Thomas N. Amonett, age 70, director since 2007	Mr. Amonett served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He was appointed lead independent director of TODCO in October 2004 and was appointed Chairman of TODCO in February 2005. He has been President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services, since April 2013, and served in the same roles for Athlon’s predecessor company, Champion Technologies, Inc., from 1999 until April 2013. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air-conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an oilfield services and manufacturing company. Mr. Amonett also serves as a director and member of the audit committee and chairman of the nominating and governance committee of Orion Marine Group, Inc., a marine contractor, and a director and member of the executive compensation committee and the audit committee of Bristow Group Inc., a global provider of helicopter services.
As noted above, Mr. Amonett previously served as a director of TODCO.

Thomas J. Madonna, age 67, director since 2005	Mr. Madonna was Chief Financial Officer of Menil Foundation, Inc., a major art museum, from July 2007 to December 2011. From November 2002 until July 2007, he served as the Manager of Finance of Menil Foundation, Inc. From 1969 until December 2001, Mr. Madonna worked at PricewaterhouseCoopers LLP in a number of roles, including as Assurance Partner from 1982 until his retirement in 2001.

F. Gardner Parker, age 72, director since 2005	From 1970 until 1984, Mr. Parker worked at Ernst & Ernst (now Ernst & Young LLP), an accounting firm, and was a partner at that firm from 1978 until 1984. Mr. Parker served as Managing Outside Trust Manager with Camden Property Trust, a real estate investment trust, from 1998-2005 and still serves as Trust Manager and as chairman of the nominating committee and a member of the compensation committee of Camden Property Trust. He serves as a director and Chairman of the Board of Sharps Compliance Corp., as a director and member of the compensation committee, audit committee, and nominating and governance committee of Triangle Petroleum Corporation, and as lead independent director, chairman of the audit committee and member of the compensation committee of Carrizo Oil & Gas, Inc.
Mr. Parker previously served as a director of Pinnacle Gas Resources, Inc. from 2003 to 2011.

Directors Not Standing for Election

CLASS I DIRECTORS (TERM EXPIRING IN 2015)

Suzanne V. Baer, age 66, director since 2007	Ms. Baer served as a director of TODCO from May 2005 until TODCO’s acquisition by Hercules Offshore in July 2007. Ms. Baer served as Executive Vice President and Chief Financial Officer of Energy Partners Ltd., an independent oil and natural gas exploration and production company focused on the shallow-to-moderate depth waters of the Gulf of Mexico, from April 2000 until her retirement in April 2005. From July 1998 until March 2000, Ms. Baer was Vice President and Treasurer of Burlington Resources Inc., an independent oil and natural gas exploration and production company, and, from October 1997 to July 1998, was Vice President and Assistant Treasurer of Burlington Resources Inc.
Ms. Baer previously served as a director of TODCO and Lufkin Industries, Inc.

John T. Rynd, age 56, director since 2008	Mr. Rynd became Chief Executive Officer and President of Hercules Offshore in June 2008 and was appointed by the board as a director in June 2008. From July 2007 to June 2008, he was Executive Vice President and Chief Operating Officer of Hercules Offshore. From October 2005 to July 2007, he was Senior Vice President of Hercules Offshore and President of Hercules

Drilling Company, LLC. Prior to joining Hercules Offshore, Mr. Rynd worked at Noble Drilling Services Inc., a wholly-owned subsidiary of Noble Corporation, a contract drilling company, as Vice President — Investor Relations from October 2000 to September 2005 and as Vice President — Marketing and Contracts from September 1994 to September 2000. From June 1990 to September 1994, Mr. Rynd worked for Chiles Offshore Corporation, a contract drilling company, in various positions, including as Vice President — Marketing. Mr. Rynd is also a director and member of the compensation committee of Hornbeck Offshore Services, Inc.

Steven A. Webster, age 62, director since 2005	Mr. Webster has been Co-Managing Partner of Avista Capital Partners LP, a partnership which he co-founded that focuses on private equity investments in energy, media, healthcare and other industries, since June 2005. From 2000 to June 2005, he served as Chairman of Global Energy Partners, an affiliate of Credit Suisse’s private equity business. From 1998 to 1999, he served as President and Chief Executive Officer of R&B Falcon Corporation, a marine contract drilling company. From 1988 to 1997, Mr. Webster was Chairman and Chief Executive Officer of Falcon Drilling Company Inc., a company he founded. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. He serves as Chairman of Carrizo Oil & Gas, Inc. and Basic Energy Services, Inc. He is also a Trust Manager and member of the compensation committee and corporate governance committee of Camden Property Trust, a director of Hi-Crush Proppants LP, and a director and member of the compensation committee of ERA Group Inc.

Mr. Webster previously served as a director of Encore Bancshares from 2000-2009, Solitario Royalty & Exploration from 2006-2009, Pinnacle Gas Resources, Inc. from 2003-2009, SEACOR Holdings Inc. from 2005-2013, and Geokinetics Inc. from 2008-2013.

CLASS II DIRECTORS (TERM EXPIRING IN 2016)

Thomas R. Bates, Jr., age 64, director since 2004	Mr. Bates has served as a director of Hercules Offshore since 2004 and has served as Chairman of our Board of Directors since 2009. Mr. Bates was a Senior Advisor at Lime Rock Management LP, an energy-focused private equity firm, from January 2010 until December 2012. From October 2001 until December 2009, Mr. Bates was a Managing Director at Lime Rock Management LP. From February 2000 through September 2001, Mr. Bates was a business consultant. From June 1998 through January 2000, Mr. Bates was President of the Discovery Group of Baker Hughes Incorporated, an oilfield services company. From June 1997 to May 1998, he was President and Chief Executive Officer of Weatherford Enterra, Inc., an oilfield services company. From March 1992 to May 1997, Mr. Bates was President of Anadrill at Schlumberger Limited, an oilfield services company. Mr. Bates was Vice President of Sedco Forex at Schlumberger from February 1986 to March 1992. Mr. Bates has been an Adjunct Professor in the Neeley School of Business at Texas Christian University since January 2011. Mr. Bates also serves on the board of directors of Tetra Technologies Inc.

Mr. Bates previously served as a director of NATCO Group, Inc. from 2003-2009, as a director of T-3 Energy Services, Inc. from 2007 until it was acquired in January 2011, and as a director of Reservoir Exploration Technology ASA from December 2008 until February 2011.

Thomas M Hamilton, age 70, director since 2007	Mr. Hamilton served as a director of TODCO from May 2004 until TODCO’s acquisition by Hercules Offshore in July 2007. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP. Mr. Hamilton is also a director, member of the audit committee and chairman of the compensation committee of FMC Technologies Inc., Non-Executive Chairman of Methanex Corporation, and a director, member of the compensation committee and chairman of the nominating and governance committee of HCC Insurance Holdings Inc.

Thierry Pilenko, age 56, director since 2006	Mr. Pilenko has been Chairman and Chief Executive Officer of Technip, a provider of engineering, technologies and construction services for the oil, gas and petrochemical industries, since April 2007. From March 2004 to January 2007, Mr. Pilenko was Chairman and Chief Executive Officer of Veritas DGC Inc. From 2001 to March 2004, Mr. Pilenko served as managing director of SchlumbergerSema, a Schlumberger Ltd. company located in Paris. From 1998 to 2001, he was President of Geoquest, another Schlumberger Ltd. company located in Houston, Texas. Mr. Pilenko was employed by Schlumberger Ltd. and its affiliated companies in various parts of the world, beginning in 1984, in a variety of progressively more responsible operating positions. Mr. Pilenko also serves as a director and member of the audit committee of PSA, an automotive manufacturing company.
Mr. Pilenko previously served as a director of CGG Veritas from 2007-2010.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence

It is the policy of our board of directors that a substantial majority of the members of our board qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Select Market. It is also the policy of our board that all of the members of our audit committee, compensation committee, and nominating and governance committee qualify as “independent directors” in accordance with the qualification requirements of the NASDAQ Global Select Market, and that all of the members of the audit committee satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules. Our board has determined that all of our directors and nominees for director, except Mr. Rynd, who is employed by the Company, satisfy the independence standards of the NASDAQ Global Select Market. Our board also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Exchange Act.

In determining that each such director is independent, the board considered that Hercules Offshore and its subsidiaries in the ordinary course of business sell services to, or purchase products and services from, companies in which some of the directors have a direct or indirect ownership interest, or are or have been employed as officers or serve as directors.

In determining Mr. Amonett’s independence, our board considered Mr. Amonett’s position as a director of Bristow Group, Inc. (“Bristow”). In 2013, Hercules Offshore purchased helicopter transportation services from Bristow.

In determining Mr. Bates’ independence, our board considered Mr. Bates’ position as a director of Independence Contract Drilling and Global Energy Services. In 2013, Hercules Offshore purchased operating supplies from a subsidiary of Global Energy Services and purchased equipment from a subsidiary of Independence Contract Drilling.

In determining Mr. Hamilton’s independence, our board considered Mr. Hamilton’s position as a director of HCC Insurance Holdings Inc. (“HCC”). In 2013, Hercules Offshore purchased director and officer liability insurance and rig package insurance from certain of HCC’s subsidiaries.

In determining Mr. Pilenko’s independence, our board considered Mr. Pilenko’s position as Chairman and Chief Executive Officer of Technip. In 2013, Hercules Offshore provided liftboat services to Technip.

Hercules Offshore considers each of these business relationships to be at arms-length and in the ordinary course of business. The board determined that Messrs. Amonett, Bates, Hamilton and Pilenko do not have a material direct or material indirect interest in any of such business relationships.

Board Committees and Meetings

We have a standing audit committee, compensation committee, and nominating and governance committee of the board of directors. Each of these committees operates under a written charter that has been adopted by the respective committee and by our board. The charters are published under the “Corporate Governance” section of our website at www.herculesoffshore.com.

The current members of the committees, the number of meetings held by each committee in 2013, and a description of the functions performed by each committee are set forth below:

Audit Committee (7 meetings). The current members of the audit committee are Suzanne V. Baer, Thomas J. Madonna (chair) and F. Gardner Parker. Mr. Madonna was appointed as chairman of the committee in June 2010. The committee’s purpose is to assist the board of directors in overseeing our accounting and financial reporting processes, the audits of our financial statements and our internal control over financial reporting. In addition, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and for overseeing the Company’s internal audit function. The board of directors has determined that each member of our audit committee qualifies as an “audit committee financial expert,” as such term is defined in SEC rules. The board of directors also has determined that each member of the audit committee qualifies as “independent” under Rule 10A-3 under the Exchange Act.

Compensation Committee (6 meetings). The current members of the compensation committee are Thomas M Hamilton (chair), F. Gardner Parker and Thierry Pilenko. The purposes of the committee are, among other things, to discharge the responsibilities of the board relating to the compensation of our chief executive officer and other executive officers, to administer our equity-based compensation plans, to review and approve the objectives and elements of our executive compensation, and to review and discuss with management the Company’s Compensation Discussion & Analysis and recommend to the board that it be included in the Company’s proxy statement for its annual meeting of stockholders.

The compensation committee annually reviews the performance of our chief executive officer and makes compensation decisions regarding the chief executive officer based on that review. The chief executive officer annually reviews the performance of each of the other executive officers and, based on this review, makes recommendations to the committee with respect to their compensation. The recommendations, including those made with respect to salary adjustments, bonus percentages, equity awards and perquisites, are presented to the committee by our chief executive officer and our vice president of human resources. The committee then determines the recommended salary, bonus percentages, perquisites and equity awards for each of the executive officers. The committee approves the elements of compensation relevant to chief executive officer and executive officer compensation after considering, among other information, advice from an independent compensation consultant, established corporate goals and objectives, Company performance targets, personal performance objectives, and the compensation paid by the Company’s competitors.

Compensation Committee Interlocks and Insider Participation. None of our executive officers have served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our board of directors.

Nominating and Governance Committee (3 meetings). The current members of the nominating and governance committee are Thomas N. Amonett (chair), Thomas J. Madonna and Steven A. Webster. Mr. Amonett was appointed as chairman of the committee in June 2010. The purposes of the committee are, among other things, to identify and recommend individuals qualified to become board members consistent with criteria approved by the board and to recommend that the board select the director nominees for election at the annual meeting of stockholders or for appointment to fill vacancies, to assist the board in determining the composition of the board and its committees, to develop, implement and review our corporate governance guidelines, practices and procedures, and to oversee a process to assess board and committee effectiveness. The committee is also responsible for overseeing the Company’s international anti-corruption, ethics and compliance programs.

In assessing the qualifications of prospective nominees to our board of directors, the nominating and governance committee considers factors it deems relevant, including each nominee’s general understanding of marketing, finance, accounting, or other elements relevant to the success of a publicly traded company in the current business environment, understanding of our business on an operational level, integrity, education and professional background, willingness to devote time to the board of directors’ duties, past board and committee meeting attendance and performance, commitment to the Company’s core values, and independence under applicable standards. In addition, the committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in these various areas. The nominating and governance committee does not specifically consider diversity in regards to ethnicity, gender, race, or age in assessing the qualifications of director nominees nor does it have a policy regarding diversity of nominee candidates. However, as stated above, the committee does consider the diversity of professional experiences and background of nominees, both individually, and in the context of the whole board.

The nominating and governance committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chair, Nominating and Governance Committee, in care of the Corporate Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046. In accordance with our Policy Regarding Director Recommendations by Stockholders, which can be found under the “Corporate Governance” section of our website at www.herculesoffshore.com, the recommendation should contain the following information:

•	The name and address of the stockholder making the recommendation;

•	The number of shares of each class or series of capital stock of the Company beneficially owned by the recommending stockholder;

•	The name and address of each person with whom the recommending stockholder is acting in concert;

•	The number of shares of each class or series of capital stock of the Company beneficially owned by such person with whom the recommending stockholder is acting in concert; and

•

A description of all arrangements and understandings between the recommending stockholder and each nominee and any other persons with whom the recommending stockholder is acting in concert pursuant to which the nomination is being made.

The recommending stockholder shall also submit, with the recommendation, a signed statement including the following information:

•	The name, age, business address and residence address of the candidate;

•	The principal occupation or employment of the candidate;

•	The number of shares of each class or series of capital stock of the Company beneficially owned by the candidate;

•	The written consent of the candidate to have such candidate’s name placed in nomination at the meeting and to serve as a director if elected;

•

Any other information relating to such candidate as is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

•

A notarized affidavit executed by each candidate to the effect that he is eligible for election as a member of the board of directors and, if elected, he will serve as a member of the board of directors.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by the board of directors, executive officers, third-party search firms or other sources.

Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. In 2013, our board of directors held nine meetings. Each director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he or she served except for Mr. Pilenko, who attended 73% of total meetings and was unable to attend two board meetings and two compensation committee meetings due to his participation in urgent international business on the dates of these meetings. All of our directors who were serving as directors at our 2013 annual meeting of stockholders attended that meeting.

Structure of the Board of Directors and Role in Risk Oversight

Board Leadership Structure

Our board is comprised of individuals who possess substantial experience in the oil and gas and oilfield services industries, as well as significant financial, management, capital markets and board experience. Our chairman is the presiding director at each of our board meetings.

Since our inception, the roles of our chief executive officer (who is also our president) and our chairman of the board have been separated, which we believe is the best governance model for the Company at this time. Our chief executive officer is primarily responsible for managing our day-to-day operations and implementing our strategic initiatives. Our board chairman is an independent director who interfaces with our other board members to provide objective guidance on our strategy and performance, approves the agendas for all board meetings and communicates the objectives of the board to management.

Under this model, we believe that separating these positions enables our chief executive officer to concentrate his efforts on managing our operations and strengthening our business, while the chairman oversees whether our overall performance and strategy objectives are being met and management has the support it needs from the board to carry out the Company’s strategic initiatives. The separation of these roles has enabled our chairman and chief executive officer to efficiently and effectively work toward achieving their respective strategic and operational objectives to the benefit of our shareholders.

Director Qualifications

Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our board of directors.

Mr. Bates was appointed chairman of the board in 2009. In connection with his appointment, Mr. Bates resigned from each of the committees on which he served to focus on his role as chairman. Mr. Bates has extensive management experience during his long career in the oilfield services industry, having served as President of the Discovery Group of Baker Hughes Inc., President and Chief Executive Officer of Weatherford Enterra, Inc., and as President of Anadrill at Schlumberger Limited, among other positions. Mr. Bates also lends significant investment and capital markets experience gained from his time as a managing director and senior advisor of Lime Rock Management LP. He also currently serves as a director of one other public company and previously served as a director of three other public companies. We believe that Mr. Bates’ vast and diverse professional experience provides great benefit to the board and to the Company in his role as chairman.

Our committees are designed to leverage the relevant knowledge and expertise of our directors. The chairman of our audit committee, Mr. Madonna, has significant experience in both the public and private accounting sector, specializing in the international energy and oilfield industries. He worked for more than thirty years for a major accounting firm, including twenty years as a partner, and for nine years held senior finance positions with a Houston-based foundation. We believe Mr. Madonna’s varied experience in both public and private sector accounting allows him to effectively oversee the audit process of the Company and facilitate the accomplishment of the audit committee’s purposes.

Ms. Baer, also a member of our audit committee, has spent her entire career in investor relations, finance and accounting positions, most recently serving as chief financial officer of an independent oil and gas company. Ms. Baer also has been a director and has served on the audit committee (including as chairperson) of another public company from August 2005 until June 2013.

The third member of our audit committee, Mr. Parker, also has significant experience in the public accounting sector, working for fifteen years (six as a partner) for a major accounting firm. In addition, he serves as chairman of the board of two public companies and on the audit committee of two public companies (including as chairman of one) and until June 2010 served as the chairman of our audit committee. In addition, Mr. Parker was a 2011 National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. He supplements his skill sets through ongoing engagement with the director community.

All three members of our audit committee have been determined by the board to qualify as “financial experts.”

Two members of our compensation committee have served or are currently serving as chief executive officer of a publicly traded company in industries related to ours. Mr. Hamilton, the chairman of our compensation committee, has extensive executive management experience in the energy industry, including serving as chief executive officer and president of an exploration and production company for almost six years. In addition, he currently serves as a director of three other public companies (including as non-executive chairman of one) and on the compensation committee of two of these companies (including as chairman of one). We believe that Mr. Hamilton’s leadership roles in these other organizations provide him with the background to oversee our compensation program and to use the compensation program to effectively motivate and incentivize our executive officers and other employees.

Mr. Pilenko has worked in executive management positions across the globe throughout his career. He has been the chairman and chief executive officer of two companies and currently serves in these roles at Technip. Mr. Pilenko’s international management experience provides our board and the compensation committee with important insight from a broader global perspective.

Mr. Parker is the third member of our compensation committee and, as described above, has significant experience as a director and committee member of publicly traded companies, including currently serving on the compensation committee of three other public companies.

Mr. Amonett, who was appointed as chair of our nominating and governance committee in June 2010, has served as president and chief executive officer of Athlon Solutions LLC since April 2013, and served in the same roles for Athlon’s predecessor, Champion Technologies, Inc., from 1999 until April 2013. In addition, he was the chairman of TODCO for over two years prior to it being acquired by Hercules Offshore in 2007 and was the chief executive officer of Weatherford Enterra Inc. from 1996-1997. He also is a director of two other publicly traded companies, serving on the audit committee of both of these companies, on the compensation committee of one of these companies and as chairman of the nominating and governance committee of one of these companies.

Mr. Webster has a long career in our industry, having founded and served as the chairman and chief executive officer of one of TODCO’s predecessor entities. He also co-founded a private equity investment firm and serves as a director of five other public companies, including as chairman of two of these companies, which are both in the oil and gas industry. Mr. Webster’s experience provides our board specific expertise about our drilling rigs and industry, as well as valuable insight into the capital markets.

The third member of our nominating and governance committee, Mr. Madonna, previously served as the chairman of our nominating and governance committee and has significant committee experience, as noted above.

As a whole, the structure of our board lends knowledge specific to our industry and to our assets, and is composed of directors that provide a wealth of experience both from a management and director, as well as a customer and an investor, perspective. In addition, our board members provide a balance of individual experience in the financial, legal, operational, accounting and marketing functions. Our committees are structured to take advantage of the diverse individual experiences of their respective members in order to accomplish the purposes of each committee and the board.

The nominating and governance committee reviewed the composition of the board and each of the committees at its meeting in the fourth quarter of 2013 and determined not to make any changes to the composition of any of the committees for 2014.

Board’s Role in Risk Oversight

Our board, primarily through our committees, plays an important role in assessing and overseeing the various risks to which the Company is exposed. On an annual basis, our compliance counsel makes a comprehensive presentation to the nominating and governance committee regarding the governance and compliance risks that are impacting or that could potentially impact our business. Included in this presentation is an overview and analysis of our anti-corruption compliance program, a review of the levels and adequacy of our insurance policies, and a discussion of enforcement trends relevant to our company. In addition to this annual update, our compliance counsel also provides updates on compliance matters relevant to the Company during the executive session held at the end of each nominating and governance committee meeting, and our management also provides periodic updates throughout the year as issues arise. Furthermore, the nominating and governance committee evaluates the board leadership and overall composition of the board.

Our audit committee, with input from our internal audit group and our finance and accounting personnel, oversees our financial reporting and Sarbanes-Oxley and Dodd-Frank compliance processes. Additionally, the committee monitors the human resources function through the internal audit group’s activities. The committee also meets periodically with management to discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our compliance counsel provides updates on compliance matters during the executive session held at the end of each audit committee meeting.

Our compensation committee assesses risks associated with the Company’s compensation program. As discussed in Compensation Discussion and Analysis below, the compensation committee establishes and monitors our compensation program in order to incentivize and motivate our officers and employees, while taking into account potential risks associated with such compensation program.

Our board, with input from management, also assesses and oversees our operational risks. The board receives reports on Health, Safety and Environmental (“HSE”) issues at each board meeting from senior operations and HSE managers. In addition, the board receives reports on operational issues at each board meeting from senior operations personnel and receives and reviews contract status and marketing reports at each board meeting from senior marketing personnel. We have a risk department who reports to our general counsel. These individuals manage and monitor our claims and litigation and provide periodic reports to the board. Included in these updates are annual presentations about our insurance packages and management’s discussions with our underwriters. Given the dynamic nature of the insurance market in our industry, the board plays an active role in oversight of our insurance packages to address our operational risks.

Our board also assesses transactional and capital structure risks. The board receives periodic updates from management on our capital structure and compliance with our debt instruments. Additionally, the board considers the risks associated with merger and acquisition and capital markets transactions that are contemplated in the execution of the strategy of the Company.

Each of the committees communicates directly with our management team to implement the Company’s risk management objectives. At the regularly scheduled committee meetings, management provides feedback on the achievement of these objectives and receives input from the respective committees regarding future actions. Management also keeps the full board apprised of any significant risks that the Company is encountering or expects to encounter as such risks arise.

The committees report their respective assessments of risks to the full board of directors. We believe our board and committee structure, and the communication among the committees and between the board and our management team, allows the board to effectively oversee the management of our risks by our officers.

  Corporate Governance

Corporate Governance Guidelines. The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law. The guidelines provide a framework for the governance of our company and the board, covering such matters as determining director independence; director orientation and continuing education; director responsibilities; director access to officers, management and advisors; annual evaluations of the board; and other corporate governance practices and principles. The guidelines are available on our website at www.herculesoffshore.com under the “Corporate Governance” section. In addition, the guidelines, as well as the charters of the audit committee, the compensation committee and the nominating and governance committee, and our Code of Conduct, are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Code of Conduct. All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Conduct. The code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law, and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the code. The code sets forth the procedures for the confidential and anonymous reporting of a violation of the code. We prohibit any form of retaliation against any employee for reporting, in good faith, suspected violations of the code. The code also sets forth procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In the event of any change or waiver, including an implicit waiver, of the code granted by us to one of our executive officers or directors, we will make disclosure of such waiver available on our website at www.herculesoffshore.com. The code is available on our website at www.herculesoffshore.com, as described above.

Policy Regarding the Granting of Equity-Based Compensation Awards. We make equity grants to our employees and directors in accordance with our Policy Regarding the Granting of Equity-Based Compensation Awards. This policy establishes guidelines and procedures for the granting of equity compensation, including the timing of making annual grants and the approval process for such grants. In addition, this policy requires that all equity-based compensation awards granted to our officers have a vesting period of at least one year. The policy is intended to ensure that we comply with applicable laws and regulations as well as leading governance practices with respect to the granting of equity compensation.

Clawback Policy. In February 2009, our board adopted a clawback policy applicable to our executive officers and directors. The clawback policy provides that, in the event that an executive officer or director of ours, while employed by us, is found to have engaged in fraud or misconduct that resulted in a material restatement of our financial statements or caused us to violate in any material respect the United States securities laws and regulations or the FCPA, we shall have the right to (i) receive reimbursement of any bonus or retainer previously paid to such executive officer or director, (ii) cause such executive officer or director to forfeit or cancel any unvested equity compensation award and receive reimbursement of the fair market value of any vested equity compensation award granted to such executive officer or director, and (iii) receive reimbursement of any gains or profits realized from the exercise of stock options or from any other disposition of securities attributable to an award of equity compensation, in each case awarded to, paid to or realized by the executive officer or director, or vested, within the two-year period prior to such restatement or violation. In addition, the board may terminate the employment of such executive officer or demand the resignation of such director and take any other lawful actions as it deems appropriate to enforce the executive officers’ and directors’ obligations to us.

Executive Sessions. The independent directors meet regularly in executive sessions, both with the participation of our chief executive officer for a portion of the executive session and without management participation, before and/or after, each regular non-telephonic board and committee meeting. Currently, the director who presides at these meetings is the chairman of the board. If the chairman ceases to be independent, then the presiding director will be chosen by a vote of the independent directors.

Communication with the Independent Directors. Stockholders and other interested parties may make their concerns known confidentially to the independent directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of our corporate secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified independent director or the independent directors as a group.

EXECUTIVE OFFICERS

We have presented below information about our executive officers as of March 10, 2014. Officers are appointed annually by the board of directors and serve until their successors are chosen or until their resignation or removal.

Name	Age	Position
John T. Rynd	56	Chief Executive Officer and President (1)
Stephen M. Butz	42	Executive Vice President and Chief Financial Officer
James W. Noe	41	Executive Vice President
Terrell L. Carr	59	Senior Vice President, Worldwide Drilling Operations
Troy L. Carson	38	Senior Vice President and Chief Accounting Officer
Todd A. Pellegrin	48	Senior Vice President, Worldwide Liftboat Operations
Claus E. Feyling	61	Vice President, International Business Development; President of Hercules International Holdings, Ltd.
Kimberly A. Riddle	48	Vice President, Human Resources
Beau M. Thompson	36	General Counsel and Secretary

(1)	For biographical information on Mr. Rynd, see “Election of Directors — Board of Directors” beginning on page 5.

Stephen M. Butz was appointed Executive Vice President and Chief Financial Officer in January 2013, after serving as Senior Vice President and Chief Financial Officer since May 2010, and as Vice President, Finance and Treasurer since October 2006. He joined the Company in February 2005 as the Director of Corporate Development. During 2004, Mr. Butz served as a consultant to Noble Corporation. From 1996-2004, he worked in the investment banking industry as an equity research analyst at Deutsche Bank, RBC Capital Markets and Jefferies & Company. Before joining Jefferies & Company, Mr. Butz held positions in corporate lending.

James W. Noe was appointed Executive Vice President in November 2012, after serving as Senior Vice President, General Counsel and Chief Compliance Officer since April 2007 (and as Secretary until February 2010) and as Chief Executive Officer and President of our Delta Towing division from December 2008 until it was sold in May 2011. From October 2005 to April 2007, Mr. Noe served as Vice President, General Counsel, Chief Compliance Officer and Secretary of Hercules Offshore. From July 2002 to October 2005, Mr. Noe was Corporate Counsel for BJ Services Company, a worldwide oilfield services company. He was in private legal practice from October 1997 to July 2002.

Terrell L. Carr joined Hercules Drilling Company, LLC as Vice President of Operations in January 2007. He was named Hercules Offshore’s Senior Vice President of Worldwide Drilling Operations in January 2013 and is responsible for Hercules Offshore’s day-to-day drilling operations. From 2006 to January 2007, Mr. Carr served as Operations Manager for the Asia Pacific Region of Ensco International Incorporated and from 2001-2006, he served as a Rig Manager and Country Manager in various international locations for Ensco International Incorporated. Prior to joining Ensco, from 1982 to 2001, Mr. Carr was employed by Reading & Bates Corporation (later R&B Falcon Corporation) in various key international operations and marketing roles.

Troy L. Carson was named Senior Vice President and Chief Accounting Officer in January 2013, after serving as Chief Accounting Officer since May 2010. He joined the Company in March 2007 as Vice President and Corporate Controller and was appointed Principal Accounting Officer in July 2008. Previously, Mr. Carson served in a variety of roles, including as the Assistant Corporate Controller at Weatherford International Ltd., an international oilfield services company, from June 2002 to March 2007. In addition, he was a member of the Commercial Assurance Practice of Arthur Andersen LLP from 1997 to 2002.

Todd A. Pellegrin was appointed Senior Vice President of Worldwide Liftboat Operations in January 2013, after serving as Vice President of Worldwide Liftboat Operations since December 2008. From June 2008 to December 2008, Mr. Pellegrin served as Vice President of International Liftboats. From July 2007 to June 2008, Mr. Pellegrin served as the Managing Director for the West Africa Region. Prior to this appointment, Mr. Pellegrin held the position of Managing Director of Hercules Offshore Nigeria from March 2006 to July 2007. Mr. Pellegrin was the Managing Director of Danos & Curole Nigeria, Ltd. from January 2004 to February 2006. From August 1998 to December 2003, he served in several capacities for Danos & Curole, including International Business Development Representative.

Claus E. Feyling was appointed Vice President, International Business Development of Hercules Offshore in July 2007 upon the acquisition of TODCO, where he held the same position since April 2006. In December 2011, he was named President of Hercules International Holdings Ltd. Previously, he served as Director, Business Development and Manager, Marketing and Business Development for Pride International, Inc. from 2001-2005. Mr. Feyling was previously employed as Vice President, Marketing and General Manager Asia Pacific for Marine Drilling, and held numerous rig operations management positions for Odfjell Drilling Asia.

Kimberly A. Riddle was named Vice President, Human Resources of Hercules Offshore in May 2011. She joined the Company in March 2008 as Compensation Manager. Prior to joining Hercules Offshore, Ms. Riddle served as a Human Capital Consultant at Deloitte Consulting and has over 20 years of experience in human resources, specializing in compensation management.

Beau M. Thompson was named General Counsel and Secretary in November 2012. Mr. Thompson joined the Company in May 2007 as Associate General Counsel and Assistant Secretary. In 2010, he became the Assistant General Counsel and Secretary. Prior to joining the Company, he was in private legal practice.

SECURITY OWNERSHIP

The following table sets forth information as of March 4, 2014 with respect to the beneficial ownership of our common stock by (1) each stockholder who is known to us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below, and (3) all current executive officers and directors as a group. To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole investment and voting power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class
Dimensional Fund Advisors LP(3)	13,471,163	8.3%
BlackRock, Inc.(4)	9,544,513	5.9%
The Vanguard Group(5)	8,666,384	5.3%
John T. Rynd	1,893,644	1.2%
Stephen M. Butz	533,762	*
James W. Noe	732,721	*
Terrell L. Carr	577,745	*
Troy L. Carson	334,473	*
Thomas N. Amonett	90,926	*
Suzanne V. Baer	82,771	*
Thomas R. Bates, Jr.	220,000	*
Thomas M Hamilton	88,801	*
Thomas J. Madonna	112,200	*
F. Gardner Parker(6)	86,100	*
Thierry Pilenko	69,000	*
Steven A. Webster(7)	2,105,654	1.3%
All current executive officers and directors as a group (17 persons)	7,596,734	4.7%

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The address of each director and executive officer is 9 Greenway Plaza, Suite 2200, Houston, Texas 77046.

(2)	The number of shares beneficially owned by the directors and executive officers includes shares that may be acquired within 60 days of March 4, 2014 by exercise of stock options as follows: Mr. Rynd — 890,000 shares; Mr. Butz — 211,900 shares; Mr. Noe — 385,250 shares; Mr. Carr — 315,000 shares; Mr. Carson — 180,100 shares; Mr. Amonett — 17,308 shares; Ms. Baer — 10,000 shares; Mr. Bates — 0 shares; Mr. Hamilton — 17,308 shares; Mr. Madonna — 10,000 shares; Mr. Parker — 10,000 shares; Mr. Pilenko — 10,000 shares; Mr. Webster — 10,000 shares; and all current executive officers and directors as a group — 2,218,034 shares.

(3)

Based on a Schedule 13G filed February 10, 2014 with the SEC by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address for this entity is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)	Based on a Schedule 13G/A filed January 29, 2014 with the SEC by BlackRock, Inc. BlackRock, Inc. reported sole dispositive power with respect to 9,544,513 shares of common stock. The address for this entity is 40 East 52nd Street, New York, New York 10022.

(5)	Based on a Schedule 13G filed February 11, 2014 with the SEC by The Vanguard Group, The Vanguard Group reported beneficial ownership with respect to 8,666,384 shares of common stock. The address for this entity is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)	Mr. Parker reports 7,000 shares owned by his wife.

(7)	Mr. Webster directly owns 1,417,140 shares of our common stock and is the beneficial owner of 588,767 shares of our common stock through Kestrel Capital, LP, over which Mr. Webster shares voting and investment power, 44,747 shares of our common stock as Trustee of the Steven A. Webster Defined Benefit Pension Plan, 5,000 shares of our common stock as Trustee of the Elizabeth Anne Webster Trust, and 40,000 shares of our common stock through San Felipe Resources Company, of which he and his wife are the general partners.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent (10%) of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2013 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent (10%) or more of a class of equity securities were filed on a timely basis.

EXECUTIVE SUMMARY

COMPANY PERFORMANCE HIGHLIGHTS AND SHAREHOLDER OUTREACH

Hercules Offshore Pays for Performance and Responds to Shareholders

Hercules Offshore is committed to providing value to our shareholders. We dedicate significant efforts to our executive compensation program and directly engage our shareholders to solicit their thoughts and suggestions. Following a program of shareholder engagement, shareholders approved our say on pay vote proposal in 2013. We are confident that through the discussions below, our shareholders will see that we continue to understand our responsibility to maintain an executive compensation program that fairly and appropriately compensates our executive officers.

Hercules Offshore Performance

Hercules Offshore has been one of the highest performing companies in its sector over the past three years. Our 3-year Total Shareholder Return (“TSR”) ranked second in our peer group through 2013 (94th percentile). Hercules Offshore shares delivered a total return of 87.36% over the three-year period ending December 31, 2013, and our shares substantially outperformed the S&P 500 Index, by over 40 percentage points.

Hercules Offshore TSR Ranking provided by Longnecker & Associates

Pay for Performance

Hercules Offshore targets total direct compensation at the 50th percentile of its peer group for our executive officers. Despite strong financial performance the past three years, on average, the total direct compensation paid to our executive officers has remained below the 50th percentile of our peer group, and our Chief Executive Officer’s total direct compensation decreased by 34.4% since 2011. In 2013, Hercules Offshore continued its strong performance, however, the compensation committee elected to maintain the base salaries of its executive officers at current levels and instead focus compensation on the potential value that can be realized through performance-based short-term and long-term incentives.

Hercules Offshore executive pay vs. market provided by Longnecker & Associates

2012 Executive Compensation “Say on Pay” Vote

Our advisory vote on 2012 executive compensation passed by a vote of 97% to 3%. Hercules Offshore, its board of directors, and compensation committee were extremely satisfied with this outcome. We believe the successful vote was in response to the changes we made after our robust outreach effort to our shareholders. Our board chairman and compensation committee chairman, along with members of senior management, engage in valuable discussions with many of our institutional investors, as well as Institutional Shareholder Services, Inc. and Glass Lewis & Co., regarding our executive compensation program, corporate governance and strategic accomplishments. As we evaluated our executive compensation and governance programs in 2012 and 2013, we considered and incorporated the feedback we received from these sources, which resulted in significant changes to these programs. Our program modifications are discussed in detail throughout the CD&A. Some noteworthy features of our program are as follows:

Our Response to Shareholder Feedback:

1.	Chief Executive Officer long-term incentive awards targeted at 70% performance-based in 2013 and 2014, up from 55% in prior years
2.	Adopted a three-year performance period for performance awards
3.	Adopted a relative performance metric (stock price performance ranking) for long-term incentive awards
4.	Consolidated all Hercules Offshore executives under the same metrics for annual incentive plan
5.	Eliminated overlapping performance metrics for annual and long-term incentive plans
6.	Moved from six-month to one-year performance period under our annual incentive plan
7.	Terminated our poison pill
8.	Adopted a no excise tax gross-up policy
9.	Amended existing employment agreements to eliminate excise tax gross-ups and provide for a definite term, with only double-trigger change in control benefits
10.	Amended long-term incentive plan to eliminate share recycling for tax withholding and option exercises
11.	Instituted minimum vesting requirements for all equity-based compensation awards to executive officers
12.	Discontinued guaranteed bonuses and retention bonuses
13.	Adopted anti-hedging policy
14.	Adopted “Director Resignation” voting policy

Our Executive Compensation Programs: We Pay for Performance

The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive compensation program is heavily weighted toward “at-risk” performance-based compensation. We have three elements of total direct compensation: base salary, annual incentive compensation and long-term incentive compensation. These elements provide our compensation committee with a platform to reinforce our pay-for-performance philosophy while addressing our business needs and goals with appropriate flexibility. As illustrated in the chart below, in 2013, 82% of total direct compensation to our chief executive officer was performance-based and not guaranteed.

Our Relationship between Company Performance and CEO Compensation

Our executive compensation programs closely tie pay to performance and motivate our executive officers to create long-term value for Hercules Offshore and its shareholders. The charts below demonstrate the relationship between Company performance, based on key company performance measures, and the compensation of our chief executive officer from 2011 to 2013. These key performance measures (i) revenue; (ii) earnings before interest, taxes, depreciation and amortization, as adjusted, defined and reconciled in Item 7 of our 2013 Form 10-K (“EBITDA”); and (iii) revenue backlog were chosen because they drive earnings growth and the creation of long-term shareholder value.

Our Relationship between Company Stock Price and CEO Compensation

Our executive compensation programs are designed to motivate our executive officers to create long-term value for Hercules Offshore and its shareholders. The chart below demonstrates the relationship between Company stock price and the compensation of our chief executive officer from 2011 to 2013.

CEO Pay-For-Performance: Company Stock Price vs. CEO Compensation

Our 2013 Business Highlights

The improvement in the Company’s financial results during 2013 reflects prior steps taken to capitalize on the strong market conditions in the offshore industry. Beyond improvements to our financial results, the Company experienced several significant achievements in 2013, including acquiring assets that broaden our service offerings to customers and closing a refinancing that lowered our borrowing cost and extended our debt maturities. We continue to refine our procedures with the goal to further improve our safety and operational performance. Business highlights included:

•	Modernized fleet through the acquisitions of Discovery Offshore S.A. and liftboat Bull Ray;

•	Divested of non-core and low performing Domestic Liftboats and Inland segments;

•	Increased revenue backlog by 54% to over $1 billion;

•	Secured five-year contract extensions for the Hercules 261 and Hercules 262 at dayrates that are approximately 56% above current dayrates for the rigs combined;

•	Increased revenue across each of our operating segments through higher dayrates and utilization;

•	Obtained the ISO 14001:2004 certification;

•	Improved our Lost Time Incident Rate by approximately 50% and Total Recordable Incident Rate by 21%; and

•	Refinanced our 10.5% Senior Notes, lowering borrowing cost and extending maturity of our debt, resulting in improved financial flexibility.

The strategic actions taken during 2013 better position the Company for long-term sustainability and enhance our competitive position.

Our Executive Compensation Practices

Below we highlight certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ interests.

Compensation Best Practices We Follow
Pay for Performance – We tie pay to performance. 82% of our chief executive officer’s direct compensation is not guaranteed. We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan – Execute for Success, which emphasizes performance in the areas of Safety, Financial and Marketing, Operations and People.
Mitigate Undue Risk – We seek to mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, retention provisions, multiple performance targets and robust board and management processes to identify risk.
Independent Compensation Consulting Firm – The compensation committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
Double Trigger – Under our executive employment agreements, we provide for accelerated vesting of equity awards after a change in control only in the event that an executive is terminated within two years of the change in control (a double trigger).
Minimal Perquisites – We provide only minimal perquisites to our executive officers.
Regular Review of Share Utilization – We evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).
Equity Ownership Guidelines – We require our directors and executive officers to acquire and maintain prescribed levels of ownership of our stock in order to align their interest with those of our stockholders.
Review Tally Sheets – We review historical annual base salary, short-term and long-term incentive awards for our named executive officers prior to making executive compensation decisions.
Clawback Policy – We have a clawback policy that allows the Company to take back, under certain circumstances, compensation paid to directors and executive officers.
Minimum Vesting Requirements – We have instituted a one-year minimum vesting requirement for all equity-based compensation awards to executive officers.

Disfavored Compensation Practices We Do Not Follow
No share recycling for tax withholding and option exercises
No excise tax gross-ups upon change in control
No repricing of underwater stock options
No hedging transactions or short sales by executive officers or directors permitted
No guaranteed bonus or retention bonus for executive officers
Severance multipliers greater than 3.0 times

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Structure

This Compensation Discussion and Analysis, or “CD&A”, describes Hercules Offshore’s executive compensation philosophy and program for 2013 and certain elements of the 2014 program. This CD&A explains how the compensation committee of the board of directors made compensation decisions with respect to our executives, including the following named executive officers:

Executive	Position
John T. Rynd	Chief Executive Officer and President
Stephen M. Butz	Executive Vice President and Chief Financial Officer
James W. Noe	Executive Vice President
Terrell L. Carr	Senior Vice President, Worldwide Drilling Operations
Troy L. Carson	Senior Vice President and Chief Accounting Officer

Philosophy, Goals and Core Principles

Our compensation philosophy, which is set by the compensation committee, is to align executive compensation with short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain executives who are crucial to our long-term success. A significant portion of the total compensation opportunity for our executive officers is directly related to the Company’s stock price and other performance factors that measure our progress against strategic and operating goals, as well as performance against our peer group. Our compensation program is designed to reward employees for producing sustainable growth consistent with our strategic plan – Execute for Success, which sets forth a common set of strategies, Accountability for Safety, Operate to Win, Fund the Future and Work as HEROES, that guide us to succeed in the ever challenging offshore drilling industry. The committee has identified four core principles (listed below) that drive our executive compensation philosophy and motivate our executives to continually improve the financial and operating position of the Company and deliver long-term shareholder value.

We seek to implement our philosophy and achieve the goals of our program by following four core principles:

1.	Support, communicate and execute Hercules Offshore’s strategic plan and goals.
2.	Motivate and reward executives when they deliver desired business results and reduce rewards for underperformance.
3.	Attract and retain the most talented executives to succeed in a competitive market place.
4.	Closely align the interest of executive officers with shareholders’ interest and support an equity ownership environment.

The compensation committee believes each of the direct components of our executive compensation program must contribute to the furtherance of our core principles, as outlined in the following chart:

Compensation Element		Objective		Key Features
Base Salary	•	Attract and retain high-caliber talent	•	Reviewed annually
	•	Provide a minimum, fixed level of cash compensation	•	Targeted at median compensation of peer group
			•	Adjustments based on accomplishment of individual performance goals
Annual Incentive Award	•	Motivate high performance	•	Targets set at market percentage of base salary
	•	Reward the achievement of short-term Company performance objectives	•	Payments based on performance against operating and strategic plan goals
			•	No payment if performance is below threshold
Long-Term Incentive Awards	•	Reward multi-year financial success which supports the Company’s long-term strategic objectives	•	Awards are primarily equity based
	•	Encourage stock ownership and reinforce an alignment of executives’ interests with those of stockholders	•	A majority of the awards are tied to the achievement of pre-established performance goals
	•	Promote retention of key talent	•	No payment for performance awards if performance is below threshold

2013 Compensation for our Executive Officers

In the first quarter of 2013, the compensation committee elected to maintain the base salaries of its executive officers at current levels and instead focus compensation on the potential value that can be realized through performance-based short-term and long-term incentives. Our pay-for-performance approach for our named executive officers provides that:

1.	A large portion of their total compensation be “at risk” in the form of annual and long-term incentive awards.
2.	A large portion of their incentive awards be focused on long-term awards to drive sustainable shareholder value.
3.	A majority of the long-term incentive awards granted each year be based on the achievement of Company performance objectives.

The following chart illustrates the allocation of all fiscal 2013 total direct compensation components for each named executive officer. This chart highlights the Company’s emphasis on long-term and at-risk compensation:

Competitive Positioning

In support of our compensation philosophy, we target the median compensation of our peer group for each of our named executive officers. In consultation with our independent executive compensation consultant, Longnecker and Associates (“Longnecker”), the compensation committee reviews the peer group against which financial performance and competitive positioning programs are assessed. The compensation committee compares each element of total compensation against a peer group of publicly traded offshore drilling and oilfield services companies. The principal criteria used to determine membership in our peer group are the business of the companies, geographic locations of the companies’ operations, company size, and the extent to which we compete with such companies for executive talent. Market data was taken from companies that operate in the oil and gas industry and included companies that had median revenues of approximately $1.07 billion, a median market cap of $1.81 billion and median enterprise values of $2.41 billion.

For the peer group that we used to determine 2013 compensation, the compensation committee and Longnecker noted few companies of a similar size that compete in the same geographic and water-depth areas as the Company. Accordingly, the compensation committee selected companies who share certain similar characteristics with the Company. Specifically, the compensation committee thought it appropriate to add operators of a similar size that have substantial operations in the Gulf of Mexico and other drilling contractors of varying sizes that also operate in shallow water. For example, our peer group contains the owners of the majority of jackup rigs operating in the Gulf of Mexico, including Ensco and Rowan Companies, Inc., despite the fact that these companies are significantly larger than us. We compete with these larger companies both on an operational level and for executive talent. Simply put, our peer group consists of companies against which we compete for talent, business and stockholder investment. The companies that the committee selected to comprise our peer group in informing 2013 compensation were ($ in 000’s):

Company	Offshore Driller	Onshore Driller	Energy Services	Gulf of Mexico	Enterprise Value(1)
Atwood Oceanics	X			X	$3,390
Basic Energy Services			X		$1,180
Dresser-Rand			X		$4,480
Ensco PLC	X		X	X	$17,410
Gulfmark Offshore			X	X	$1,140
Helmerich & Payne	X	X		X	$5,120
Hornbeck Offshore Services, Inc.			X	X	$1,910
Parker Drilling	X	X		X	$932
Patterson-UTI Energy		X	X		$2,900
PDC Energy		X			$1,010
Rowan Companies, Inc.	X			X	$5,210
Seacor Holdings, Inc.			X	X	$2,420
Tetra Technologies			X	X	$707
Tidewater, Inc.			X	X	$3,090
Unit Corporation		X	X		$2,310
Vantage Drilling	X			X	$2,390
Peer Group Average					$3,475
25th Percentile					$1,170
50th Percentile					$2,405
75th Percentile					$3,663
Hercules Offshore	X		X	X	$1,270

(1)	Enterprise value as of 8/1/2012 as calculated and provided by Longnecker & Associates.

The committee periodically reviews and adjusts the composition of the peer group. In 2013, with Longnecker’s assistance and input from senior management, the compensation committee reviewed our peer group and made one change to peer group composition that will be used to determine 2014 executive compensation. Specifically, the compensation committee removed PDC Energy from the Company’s peer group, primarily because it is an exploration and production company with no offshore operations. Removing PDC Energy supports the compensation committee’s philosophy to benchmark pay against peers in the offshore drilling and oilfield services sectors against which the Company competes for business and talent.

Our Executive Compensation Decision-Making Process

Compensation Committee

The board of directors delegates to the compensation committee responsibility for establishing the compensation of its executive officers, pursuant to a written charter adopted by the board and posted on the Company’s website at www.herculesoffshore.com. Each of the three members of the compensation committee meets the independence requirements contained in the NASDAQ Global Select Market listing standards.

The compensation committee is responsible for the oversight and administration of the Company’s base salary, annual incentive, long-term incentive compensation and benefit programs for executive officers. The committee’s key responsibilities are to:

•

review and approve the elements of compensation relevant to the chief executive officer compensation in conjunction with established corporate goals and objectives, including perquisites; evaluate the chief executive officer’s performance in light of those goals and objectives; and determine and approve the chief executive officer’s compensation;

•

review and approve the compensation of other executive officers and key employees based upon the recommendations of the chief executive officer, and oversee the periodic assessment of the performance of such executive officers and key employees;

•

review, modify (if necessary) and approve the Company’s peer companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

•	review, modify (if necessary) and approve corporate goals and objectives relevant to the compensation of executive officers;

•	develop and make recommendations to the board regarding succession plans for our chief executive officer and the Company’s key executive officers and management;

•

consider and take action on, or ensure the Company’s stockholders are given the opportunity to vote on (if applicable), the adoption of and changes to our incentive compensation plans, equity-based compensation plans and other benefit plans, including making recommendations to the board on plans, goals or amendments to be submitted for stockholder approval;

•	administer the compensation plans that it is assigned responsibility to administer;

•	review and make recommendations to the board of directors concerning the form and amount of compensation and benefits payable to the Company’s non-employee directors;

•	review and recommend to the board of directors how frequently the Company should permit stockholders to have an advisory vote on executive compensation;

•	approve employment, severance, change of control and retention agreements for executive officers; and

•	make recommendations to the board of directors regarding the adoption or modification of any equity ownership guidelines applicable to the Company’s executive officers and directors.

The compensation committee believes that the application of its members’ collective experiences and judgment is as important to excellence in compensation decisions as the use of data. Market data is an important tool for analysis and decision-making; however, the compensation committee exercises both positive and negative discretion based on the committee members’ experiences and judgment. The compensation committee gives consideration to each officer’s personal contributions to the organization, as well as his or her skill sets, qualifications and individual performance, and competitive conditions in determining compensation in an effort to retain highly qualified employees in key positions. The compensation committee recognizes that certain executive officers may have a more expansive role in executing the management of our Company compared to similarly situated executives in the peer group. The committee also seeks to reward the sense of urgency and the ingenuity that allows the executive officer to effectively resolve challenges and capitalize on opportunities to the benefit of the Company.

  Role of Compensation Consultant

Since 2011, the compensation committee has engaged Longnecker as its independent compensation consulting firm to assist the Company in structuring our compensation program. Longnecker performs the following tasks in providing assistance to the compensation committee with respect to the design of the Company’s compensation program:

•	Reviews peer group and survey data for competitive comparisons;

•	Attends compensation committee meetings;

•	Reviews our executive compensation program and advises the compensation committee of plans or practices that might be changed to improve effectiveness;

•	Reviews our compensation philosophy, peer group and competitive positioning and advises the compensation committee on their reasonableness and appropriateness;

•

Proactively advises the compensation committee on best-practice approaches for governance of executive compensation as well as areas of concern and risk in the Company’s executive compensation program;

•	Reviews the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in our proxy statement;

•	Oversees and reviews survey data on executive pay practices and amounts that come before the committee;

•	Provides market data and recommendations on chief executive officer compensation;

•	Undertakes special projects at the request of the compensation committee; and

•	Advises the compensation committee on management proposals, as requested.

Our management did not engage Longnecker in any other capacity for 2013 and does not direct or oversee the retention or activities of Longnecker with respect to our executive compensation program. The compensation committee assessed the independence of Longnecker pursuant to SEC rules and concluded that Longnecker’s work for the board of directors did not raise any conflicts of interest.

  Role of Executive Officers

On an annual basis, our chief executive officer and president reviews the performance of each of the other named executive officers and, based on this review, makes recommendations to the compensation committee with respect to the compensation of the named executive officers, other than himself. The chief executive officer and president also considers internal pay equity issues, individual performance and Company performance in making his recommendations to the committee. Our chief executive officer and president also, with limited exceptions, attends all board and committee meetings throughout the year. The vice president, human resources, provides general administrative support for the compensation committee, such as providing data and advice to the compensation committee and overseeing the documentation of equity plans and awards as approved by the compensation committee. The remaining named executive officers do not have a formal role in setting compensation for any member of the named executive officer group.

  Shareholder Outreach and Committee Actions

We have engaged in an extensive shareholder outreach program since the advisory vote on say-on-pay was mandated in 2011. After we filed our proxy statement and before our annual meeting in the spring of 2012, our board chairman and members of management embarked on a multi-pronged effort to gather feedback from key shareholders regarding our executive compensation program. This included telephonic and in-person discussions with individual and institutional shareholders, review of written correspondence submitted by individual and institutional shareholders to the board of directors and management, discussions with proxy advisory services and corporate governance research firms, and examination of media reports regarding our executive compensation program and compensation decisions. We reviewed this feedback and promptly took action. Specifically, in response to these discussions and in furtherance of our continued efforts to implement executive compensation and governance programs that are favored by our shareholders and promote the retention and motivation of our key employees and executives, we have made the following enhancements to our executive compensation and governance programs over the past three years:

Topic		Action		Rationale
Executive Long-Term Incentive Plan	•	CEO equity grant targeted at 70% performance-based in 2013, up from 55% in prior years	•	Further promotes achievement of our pay-for-performance compensation philosophy
	•	Adopted a three-year performance period for performance-based awards in 2013	•	Consistent with leading practices and shareholder advisory group standards
	•	Adopted a relative performance metric for 2013 awards (stock price performance ranking)	•	Consistent with leading practices and shareholder advisory group standards
Annual Incentive Plan	•	Consolidated all executives under one performance plan	•	Closer alignment to the Hercules Offshore strategic plan
	•	Eliminated overlapping metrics under the annual and long-term incentive plans	•	Responsive to shareholder concern regarding payment under different plans for achieving same objectives
	•	Eliminated six-month performance periods and adopted full-year performance period	•	Consistent with leading practices and shareholder advisory group standards
Employment Agreement Amendments	•	Adopted a policy against the inclusion of any tax gross-up payments within any new agreements that we may enter into with our named executive officers	•	Closer alignment with best practices
	•	Amended existing employment agreements with each of the named executive officers to eliminate the gross-up provision	•	Closer alignment with best practices
	•	Amended existing employment agreements to provide for a fixed term in place of the prior evergreen term	•	Closer alignment with best practices

In addition to the above mentioned program enhancements that we have made since 2012 in response to shareholder feedback, we have maintained the many executive compensation and governance best practices that we had in place prior to the 2012 annual meeting of stockholders, including the following:

•	No poison pill – Our poison pill was terminated by unanimous board action in February 2012.

•	Minimum vesting requirements for equity awards – All of our equity awards to our executive officers have at least a one year minimum vesting schedule.

•	Clawback policy – We have had a clawback policy in place since 2009.

•	Director and Executive Officer Equity Ownership Guidelines – We require our directors and executive officers to own a minimum amount of Company shares.

•	No share recycling – We do not allow share recycling for tax withholding and option exercises under our long-term incentive plan.

•	Anti-hedging policy – We prohibit our directors and executive officers from engaging in hedging and pledging transactions with respect to Company stock.

•	Independent Board Chairman – We have had an independent board chairman since our inception.

•	Disclosure of corporate governance guidelines – We disclose our corporate governance guidelines on our website, www.herculesoffshore.com.

Overview of Previous Year Performance and Compensation

Market fundamentals for offshore drilling and liftboat services were relatively strong throughout 2013. However, the actions we took over the past few years to acquire certain assets positioned us to capitalize on these positive market fundamentals. We increased backlog revenue by approximately 54% over the last twelve months to over $1 billion. The visibility that this backlog provides, coupled with improvements to the balance sheet, will further enhance our ability to stay opportunistic with future capital allocation decisions. Furthermore, we expect that our future earnings and cash flow profile will benefit from the acquisitions that were made during 2013.

While there are a number of positive catalysts for our Company to capitalize on, we also continue to face industry, business and macroeconomic challenges. After the extreme market conditions that we successfully navigated through over the past several years, Hercules Offshore is well-equipped to meet challenges now and in the future. Our compensation program rewards our named executive officers for their contributions in spearheading and achieving the noteworthy accomplishments described below.

  Execution of Long-Term Strategy to Modernize Fleet

In 2013, we acquired modern, high-specification drilling and liftboat assets that enhance our long-term competitive position in both business lines. In the third quarter 2013, we completed the acquisition of Discovery Offshore S.A., owner of the Hercules Triumph and Hercules Resilience, two ultra high-specification newbuild jackup rigs with market leading capabilities. We believe that these rigs are among the top 10% of all jackup rigs worldwide in terms of key technical capabilities, including derrick capacity, cantilever reach and variable deck load. These rigs significantly expand our service offerings to the most demanding drilling customers, as well as open new international markets that have a growing need for rigs that can drill deep, complex well formations and in harsh environmental conditions. Rigs of similar caliber have historically commanded premium dayrates. Upon delivery of the first rig, the Hercules Triumph, the Company secured the highest dayrate contract, inclusive of mobilization fee, for this class of jackup rig.

We expanded and high-graded our International Liftboat fleet with the acquisition of the Bull Ray, a 280 foot class vessel that was constructed in 2008. The vessel is one of the most capable liftboats in the West Africa region, with superior leg length, deck space, and load capacity. Furthermore, the vessel’s versatility is enhanced by its dual high capacity cranes which allows for heavy lifting from both port and starboard sides. Since acquiring the Bull Ray, the vessel has exceeded our initial pricing and demand expectations. In 2013, the Bull Ray was our highest dayrate and one of the highest gross margin vessels across our International Liftboats segment.

  Significant Expansion of Revenue Backlog

Revenue backlog grew by approximately 54% over the last twelve months to over $1 billion. Contributing to this growth were contract extensions on the Hercules 261 and Hercules 262 for a duration of five additional years at dayrates that are approximately 56% above the dayrates that the rigs are currently earning when combined.

  Revenue Growth for Each Continuing Operational Segment

During 2013, each of our core operating segments experienced year over year growth of revenue. In 2013, the Company’s Domestic Offshore segment set new record highs for revenue. International Offshore also grew revenue from the previous year, driven by the start-up of several rigs acquired over the past year, including the Hercules 266, Hercules 267 and Hercules Triumph. Furthermore, these rigs earn premium dayrates relative to our remaining international rigs. Our International Liftboat segment benefited from the acquisition of the Bull Ray.

  Strong Safety Performance

During 2013, the Company obtained the ISO 14001:2004 certification while maintaining our ISO 9001:1008 certification. In 2013, we improved our Lost Time Incident Rate (LTIR) by approximately 50% from 2012. Additionally, we had a 21% improvement in Total Recordable Incident Rate (TRIR) over the prior year. We are also below the International Association of Drilling Contractors (IADC) and IADC US Waters averages for both LTIR and TRIR. Each accomplishment contributes to our long-term mission of being a preferred provider of both safe and reliable services to the oil and gas industry. The following charts display the Company’s historical LTIR and TRIR performance and provide a comparison to the IADC and IADC US Waters averages.

  Divestiture of Underperforming Assets

During 2013, we sold the Inland and Domestic Liftboats segments, eliminating some of the lowest performing assets in the Company. These sales generated approximately $100 million of proceeds, which equates to approximately ten times the annual cash flow generated from these assets. Additionally, the sale of the Domestic Liftboats business eliminates the Company’s foreign ownership restrictions arising from the operation of businesses subject to the Jones Act. The divesture of these segments will better focus our resources to areas that we believe offer more attractive long-term growth opportunities.

Elements of Our Executive Compensation Program

The compensation committee believes the compensation packages we provide to our executives, including the named executive officers, should include base salary, annual incentive compensation that rewards performance as measured against established goals, and long-term incentive compensation that incentivizes the achievement of long-term strategic objectives and the creation of sustained shareholder value. The compensation committee believes compensation should be comprised of both cash and stock-based compensation. For 2013, the principal components of compensation for our named executive officers were: base salary; annual cash incentive compensation; long-term equity and performance-based incentive awards; and retirement, health and welfare benefits.

In making compensation decisions, the compensation committee compares each element of total compensation to peer data and consultant-provided third party-published survey data, combined with its judgment and experience, to determine the appropriate mix and levels of compensation for our executive officers. The compensation committee targets total direct compensation for named executive officers, which includes base salary, annual cash incentives and long-term equity and performance incentives, valued at the grant date, at the median of total compensation paid to similarly situated executive officers within the peer group. Variations may occur due to an individual executive officer’s scope of responsibility and performance.

A significant percentage of total direct compensation is allocated to annual and long-term incentives and therefore is at risk. For the 2013 year, 73.3% of the compensation mix on average for our named executive officers was composed of variable and at-risk compensation elements. Income from such incentive compensation programs is primarily realized as a result of the performance of our Company and individual responsibilities, depending on the type of award, compared to goals approved by the compensation committee. There is no pre-established policy or target for the allocation between cash and noncash compensation, but the compensation committee endeavors for the majority of incentive compensation to be in the form of long-term equity awards.

The compensation committee targets total direct compensation at the 50th percentile of the latest available compensation data. The following is a discussion of each compensation element and the actions taken by the compensation committee in 2013 with respect to each element.

Base Salary

The compensation committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The compensation committee determines the base salary of each named executive officer based on his or her position and responsibilities. The compensation committee considers base salary levels at least annually as part of its review of the performance of our named executive officers and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for executives, the compensation committee primarily considers:

•	Individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of goals established for each of them;

•	Market data provided by our independent compensation consultant;

•	The executive’s total compensation, both individually and relative to other officers; and

•	For named executive officers other than the chief executive officer, the recommendations of the chief executive officer.

At its meeting in the first quarter of 2013, the compensation committee reviewed the salaries of its named executive officers and determined to maintain the salaries at their current levels, which have been in effect since March 2012.

At its meeting in the first quarter of 2014, the committee, after reviewing market compensation data and individual performance of the Company’s named executive officers, and in furtherance of the committee’s continuing compensation objective of retaining its senior management team, approved salary increases for all of its named executive officers. The salary increases are set forth in the table below and will become effective as of April 6, 2014:

Name of Executive Officer	Previous Salary	New Salary
John T. Rynd	$630,000	$700,000	*
Stephen M. Butz	$375,000	$400,000
James W. Noe	$375,000	$390,000
Terrell L. Carr	$325,000	$340,000
Troy L. Carson	$300,000	$312,000

*	This increase restored Mr. Rynd’s salary to the level that it was prior to his voluntary salary reduction in 2009.

Annual Incentive Plan

The Hercules Offshore Annual Performance Bonus Plan, referred to in this proxy statement as the “HERO Plan” or “annual incentive plan,” is an annual cash incentive program the compensation committee approved for use beginning in 2006. The HERO Plan provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to compensation committee oversight. The compensation committee, in its discretion, from time to time may modify certain elements of the guidelines and the applicable performance goals in order to account for special events, such as acquisitions or dispositions made by the Company or to more closely align the guidelines and applicable performance goals with the strategic objectives of the Company. At the end of 2012, the compensation committee established a target range of eligibility for potential payouts for the named executive officers, based upon Company performance in 2013. The various incentive levels are based on competitive information and the participant’s responsibility for impacting our results, with threshold, target and maximum award opportunities established as a percentage of base salary. As noted above, the compensation committee selected performance metrics that would align our officers’ incentives with the achievement of important Company objectives that support the creation of shareholder value.

Certain components of the performance objectives have threshold, target and maximum objectives. The HERO Plan target level that we set corresponds to the number we have set for that objective in our budget for the year, as adjusted for acquisitions and the disposition of the Domestic Liftboats and Inland segments. The named executive officers participating in the HERO Plan receive a target award expressed as a percentage of his or her salary and actual payouts, if any, will be based on the achievement of the performance objectives. Each component is weighted with the total potential threshold, target and maximum award opportunities as a percent of the salary and the total amount earned as a percentage of the target amount for the named executive officers for 2013 set forth below:

	HERO Annual Performance Bonus Plan Incentive Levels for 2013
Name	Threshold (%)	Target (%)	Maximum (%)	(%) of Target Awarded
John T. Rynd	50%	100%	200%	118%
Stephen M. Butz	32.5%	65%	130%	118%
James W. Noe	32.5%	65%	130%	118%
Terrell L. Carr	32.5%	65%	130%	118%
Troy L. Carson	30%	60%	120%	118%

For 2013, the named executive officers’ HERO Plan awards were based upon achievement of corporate objectives relating to Consolidated EBITDA, gross margin, safety, and company-wide goals, with the components accounting for 40%, 25%, 10% and 25%, respectively. The compensation committee selected these objectives because they incentivize performance that drives shareholder return and emphasize the Company’s commitment to safe operations. The Company decided to use company-wide goals rather than individual performance goals for the annual performance bonus in order to better align the organization with the strategic direction of the Company. The gross margin metric was selected to focus executives and employees on cost control and the EBITDA metric was selected to focus the Company on achieving profitability based upon a uninformly understood metric. Finally, a pillar of the Company’s mission statement is to operate safely. As such, continuous improvement in the Company’s safety statistics will remain a pillar of the Company’s executive compensation program.

The payout guidelines under the HERO Plan for 2013 were as follows:

There is no payment for Consolidated EBITDA or gross margin (the “Financial Objectives”), or the safety objective component of the HERO Plan award unless we achieve the threshold performance levels. If performance levels for either of the Financial Objectives or the safety objective is met at a level between threshold and target, or target and maximum, as applicable, we will prorate the results of that award opportunity between the two levels. To the extent company goals are achieved, payment is at the target level.

Upon completion of the fiscal year, the compensation committee assesses performance for each objective of the HERO Plan comparing the actual results to the predetermined threshold, target and maximum levels for each applicable objective, and a payment for each objective is calculated.

The following table shows the Company performance objectives and the actual 2013 results ($ in millions):

2013 Performance Objectives and Results

	Financial Performance Targets for 2013 Annual Performance
Objective	Threshold	Target	Maximum	Weight	Actual
Consolidated EBITDA	$262.8	$309.2	$355.6	40%	$317.3	*
Gross Margin	$324.2	$381.4	$438.6	25%	$395.2	*
Safety Metric –TRIR	0.95	0.89	0.84	10%	0.82

*	During 2013, the Company incurred certain non-cash impairment charges, loss on sales of assets and a casualty event gain that impacted the Company’s results relative to the budgeted amounts. Accordingly, the committee, recognizing that these items were unusual and not part of the normal operating results of the Company, determined to adjust the Consolidated EBITDA and Gross Margin actual results, accordingly.

For the company goals component, the CEO set goals for the organization, Execute for Success, in four areas:

•	Accountability for Safety (Safety Plan)

•	Operate to Win (Operations Plan)

•	Fund the Future (Marketing and Financial Plan)

•	Work as Heroes (People Plan)

The company goals were approved by the compensation committee. Each of the named executive officers then set their goals in alignment with the CEO’s goals, and then their employees’ goals were set in alignment with the goals of the executives, thus fully aligning the organization to achieve company-wide goals. The extent to which the CEO achieved the organizational goals determined the bonus payout for all employees eligible to receive a HERO Bonus. Accordingly, based upon the determination of the compensation committee, every named executive officer (and every employee eligible for a HERO Bonus) achieved 79% of the organizational goals component of the HERO Bonus for 2013.

The named executive officers received the following payments in March 2014 under the HERO Plan, based on the relative achievement of the 2013 performance objectives as set forth above.

Name	2013 HERO Award
John T. Rynd	$742,277
Stephen M. Butz	$287,191
James W. Noe	$287,191
Terrell L. Carr	$248,898
Troy L. Carson	$212,079

At its meeting in the first quarter of 2014, the compensation committee reviewed the potential percent of salary award opportunity at threshold, target and maximum levels that each of our named executive officers is eligible to receive. Based upon an analysis of market compensation data, the committee increased the threshold, target and maximum percentages for Messrs. Butz, Noe and Carr. These threshold, target and maximum bonus percentage modifications are set forth in the following table:

Name of Executive Officer	Previous Bonus Percentages	New Bonus Percentages
Stephen M. Butz	Threshold – 32.5% Target – 65% Maximum – 130%	Threshold – 37.5% Target – 75% Maximum – 150%
James W. Noe	Threshold – 32.5% Target – 65% Maximum – 130%	Threshold – 37.5% Target – 75% Maximum – 150%
Terrell L. Carr	Threshold – 32.5% Target – 65% Maximum – 130%	Threshold – 37.5% Target – 75% Maximum – 150%

Long-Term Incentive Program

Our Hercules Offshore Amended and Restated 2004 Long-Term Incentive Plan (the “LTIP”) encourages participants to focus on our long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in our Company through stock options, restricted stock, performance awards and other long-term incentive awards. In granting these awards, the compensation committee may establish any conditions or restrictions it deems appropriate within the limits of the LTIP. Awards to officers subject to Section 16(b) of the Securities Exchange Act of 1934, including the named executive officers, require the approval of the compensation committee. In total, we currently have approximately 308 key employees, including the named executive officers, and nonemployee directors who participate in the LTIP.

Grants under the LTIP for the named executive officers are determined by the compensation committee. The compensation committee uses the market data on peer groups provided by the compensation consultant and the members’ own judgment to determine the appropriate mix of stock options, restricted stock, performance awards or a combination of these awards. In 2013, the compensation committee utilized restricted stock awards and performance-based restricted stock and cash awards, rather than stock options, to promote long-term growth and align the performance of our executive officers with the interests of our shareholders. The committee granted restricted stock awards based upon input from Longnecker that the current best practice is to grant restricted stock awards, and in order to minimize shareholder dilution that would result from the award of stock options.

The compensation committee has adopted a policy regarding the timing of grants of equity-based awards which generally provides for the compensation committee to approve annual equity grants at its meeting during the first or second quarter of each year. On occasion the committee approves awards for newly hired employees, newly promoted employees, or other key employees during other times of the year.

All of the outstanding options and shares of restricted stock granted by the compensation committee generally vest one-third per year on each of the first three anniversaries of the grant date and the options have a ten year term. A portion of our performance based awards cliff vest on the third anniversary of the grant date, assuming performance criteria are met. We believe that a vesting schedule for all equity-based awards provides our executives with an incentive for superior performance and contributes to the retention of the executives. While it has been our historical practice to design equity-based compensation awards with a vesting schedule, in March 2012 we adopted a policy that will require a minimum vesting schedule for all equity-based compensation awards granted to our executive officers under the LTIP of at least one full year from the date of the grant of that award, although our compensation committee may impose longer multi-year vesting schedules for any equity award under the LTIP, which is the compensation committee’s historical practice.

In the 2013 year, the compensation committee reviewed potential awards to each named executive officer under the LTIP in detail prior to its regularly scheduled meeting in the first quarter of 2013. At its meeting in the first quarter of 2013, the compensation committee approved annual long-term incentive awards to its named executive officers. The compensation committee first determined a total target grant value for long-term incentive awards for each named executive officer (disclosed below) for the 2013 year and then made the decision to divide that value between time-based restricted stock awards and performance-based restricted stock awards. The target value for the long-term incentive awards is based upon a percentage of the executive officer’s base salary and is targeted at the 50th percentile of the Company’s peers.

At its meeting in February 2013, the compensation committee awarded each of the named executive officers restricted stock awards, which vest 1/3 per year on each of the first three anniversaries of the grant date (the “Restricted Stock Awards”), and performance-based restricted stock awards, which vest in full on the third anniversary of the grant date, subject to the achievement of Company performance objectives with respect to two metrics, stock price performance relative to the Company’s peers and operational downtime for our rigs and liftboats, to be measured over the period from January 1, 2013 through December 31, 2015 (the “Performance Awards”). Threshold, target and maximum performance objectives have been established for each metric, with each officer other than Mr. Rynd vesting 50% more shares at the maximum level, 50% fewer shares at the threshold level, with vesting prorated between levels, and no shares will be issued with respect to a particular metric if the threshold performance objective is not met with respect to such metric. As noted above, the compensation committee recognized the improving business conditions in recent years and designed its 2013 long-term incentive awards to incentivize management to take the steps necessary to manifest this promise into continued positive shareholder returns. It selected the downtime metric to incentivize management to operate its assets efficiently and maximize revenue. The relative stock price metric was chosen because it is the most precise reflection of shareholder alignment with management interests and rewards management for outperforming its peers.

The Performance Awards for all of the executive officers other than Mr. Rynd will be paid out with equity, up to the target goal set for each executive officer, with anything above target when combining the results of both metrics being paid out in cash in an amount equal to the value of the incremental equity that would be issuable for the achievement of such combined performance metrics. For Mr. Rynd, the Performance Award will be paid out with equity up to the target goal set for him, with anything above target being paid out in cash on a prorated basis between pre-determined cash amounts for the threshold ($50,000), target ($100,000) and maximum levels ($900,000).

At the target level, the Performance Awards and the Restricted Stock Awards are approximately 70% and approximately 30%, respectively, of the total target grant for Mr. Rynd, and 55% and 45%, respectively, of the total target grant for the other executive officers. The number of shares issuable to each of the executive officers if the target objectives are achieved with respect to each metric is as set forth below:

Name of Executive Officer	Total Target Grant (#)	Restricted Stock Award (#)	Performance Award (Target) (#)
John T. Rynd	300,000	97,566	202,434
James W. Noe	110,619	49,779	60,840
Stephen M. Butz	110,619	49,779	60,840
Terrell L. Carr	71,903	32,356	39,547
Troy L. Carson	55,310	24,890	30,421

Retirement, Perquisites and Other Personal Benefits

401(k) Plan

All eligible employees, including the named executive officers, may participate in our 401(k) plan. The plan is a tax-qualified, defined contribution retirement plan, which is designed to assist participants with saving for retirement. Eligible employees, including the named executive officers, are allowed to direct pre-tax contributions (up to an annual limit prescribed each year by the Internal Revenue Service) to the plan from their compensation.

Effective May 1, 2011, the Company reinstated matching contributions up to 3% of a participant’s eligible compensation, and effective April 1, 2013, the Company increased the maximum Company match of participant contributions to 6% of a participant’s eligible compensation. All employee contributions to the plan, as well as our matching contributions, are fully vested from the time of contribution. The contributions we made to each named executive officer’s 401(k) plan account with respect to the 2013 year are disclosed in the Summary Compensation Table.

Deferred Compensation Plan

The named executive officers, in addition to other executives and certain other key employees, are entitled to participate in our deferred compensation plan. Participating employees can defer up to 80% of their base salary and 100% of any annual bonus paid from the HERO Plan. Participants are also eligible for a Company Restoration Match of 6% of their contribution. The purpose of the deferred compensation plan is to provide the participants with the ability to defer federal income taxation on a portion of their compensation and to save for retirement. Please see “Tax Matters—Non-Qualified Deferred Compensation” for additional information about tax considerations related to deferred compensation, and the section below titled “Executive Compensation — Non-Qualified Deferred Compensation” for more details regarding the deferred compensation plan.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the compensation committee believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The compensation committee reviewed the levels of limited perquisites and other personal benefits provided to our named executive officers in 2013 and, while recognizing that the perquisites provided to our named executive officers are substantially fewer and less valuable than those offered at peer group companies, determined to continue the low level of perquisites and other personal benefits in 2014.

In 2013, each of the named executive officers was eligible for reimbursement for financial planning assistance (up to $5,000 per year) and an annual health physical. Certain members of our executive officers are eligible for reimbursement of club membership dues, limited to one social club membership and one country club membership. We also provide additional life insurance and disability benefits as follows:

•	life insurance — two times annual base salary up to maximum benefit of $1,200,000;

•	accidental death and dismemberment — two times base salary up to maximum benefit of $1,200,000

•	short-term disability — 100% of weekly base salary up to 24 weeks; and

•	long-term disability — 66 2/3% of monthly base salary up to $14,500 per month.

Employment Agreements

We have determined that it is appropriate to formally document the employment relationship that we have with our executive officers in the form of employment agreements and have entered into executive employment agreements with each of our named executive officers. For additional information about these agreements and the payments that may be made under these agreements in the event of a termination or change in control, please read “Executive Compensation,” “— Potential Payments Upon Termination or Change of Control” and “— Employment Agreements”. The change in control benefits for the employees are deemed “double trigger” benefits, as the executive must incur certain terminations from employment in connection with a change in control to receive severance payments under his employment agreement. The severance and change in control protections allow management to focus their attention and energy on the business transactions that will be in the best interests of our stockholders without allowing personal considerations to cloud the decision-making process. Further, we believe that such protections maximize stockholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether such proposed transaction is in the best interest of our stockholders, whether or not the executive will continue to be employed. Executive officers at other companies in our industry and the general market against which we compete for executive talent commonly provide post-termination payments, and we intend to provide this benefit to the named executive officers in order to remain competitive in attracting and retaining skilled professionals in our industry.

Director and Officer Equity Ownership Guidelines

In order to align further the interests of our management and our stockholders and further promote our commitment to sound corporate governance, we have established the following equity ownership guidelines applicable to our directors and executive officers:

Name	Ownership Guidelines
Chairman of the Board	Four and one-half times annual retainer
Outside Directors	Three times annual retainer
CEO	Four times annual base salary
Executive Vice President	Two times annual base salary
President reporting to the CEO	Two times annual base salary
Senior Vice President and Vice President reporting to the CEO	One times annual base salary
Vice President not reporting to the CEO and other designated executive officers	One-half times annual base salary

Executive officers that were employed on January 1, 2007 were expected to attain these minimum levels of stock ownership by January 1, 2012, and, for any executive officer appointed after January 1, 2007, on the fifth January 1 that occurs at least one year following the date of appointment. Until an executive officer achieves the ownership guidelines, the executive officer is required to retain at least 50% of the net shares received under the 2004 LTIP. Net shares refer to the number of shares received after shares are sold or netted to pay the applicable exercise price and/or applicable taxes.

In addition to common stock owned, the value of shares of restricted stock granted under the 2004 LTIP is included in the calculation. For this purpose, common stock and restricted stock are valued based on the greater of (i) the price of our common stock on the date the common stock was acquired (and in the case of restricted stock, the date of vesting), or (ii) the price of our common stock as of the date of the committee’s annual review of executive equity ownership.

As of March 4, 2014, all of our named executive officers exceeded the equity ownership guidelines described above, as set forth in the following table:

Name	Base Salary	Value of Equity
John T. Rynd	$630,000	$7,362,346
Stephen M. Butz	$375,000	$1,661,019
James W. Noe	$375,000	$1,778,435
Terrell L. Carr	$325,000	$1,436,738
Troy L. Carson	$300,000	$837,242

Tax Matters

Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to our named executive officers, the compensation committee gives some consideration to the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to our chief executive officer or our three most highly compensated officers (other than our chief financial officer) unless the compensation is performance-based within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The compensation committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation are paid to our executive officers.

Non-Qualified Deferred Compensation

To the extent one or more elements of compensation provided to our employees are subject to Section 409A of the Internal Revenue Code (“Section 409A”), we intend that those elements comply with the necessary requirements so that the employees will not be subject to increased income taxes and interest. Section 409A requires that certain elements of “deferred compensation” comply with specific deferral and payment rules to avoid the imposition on the employee of an additional 20% income tax and, in some circumstances, interest. We believe that, if the adverse tax consequences of Section 409A become applicable to elements of our compensation arrangements, such arrangements would be less efficient and less effective in incentivizing and retaining our employees. Therefore, to the extent reasonably practical, we intend to operate our compensation arrangements and to amend or modify our programs and awards as necessary to make them exempt from or compliant with Section 409A.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with our management the foregoing Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Thomas M Hamilton, Chairman

F. Gardner Parker

Thierry Pilenko

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables, narrative and footnotes discuss the annual compensation of the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during 2013, who we refer to as the named executive officers.

The table below summarizes the total compensation paid or earned for the years ended December 31, 2013, 2012 and 2011 by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)(5)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(6)	Total ($)
John T. Rynd	2013	630,000	—	2,120,757	742,277	32,859	3,525,893
Chief Executive	2012	630,000	—	2,028,556	865,244	29,244	3,553,044
Officer and President	2011	630,000	—	3,230,559	1,470,080	12,452	5,343,091
Stephen M. Butz	2013	375,000	—	780,418	287,191	19,618	1,462,227
Executive Vice President	2012	360,577	—	548,619	343,908	7,500	1,260,604
and Chief Financial Officer	2011	300,000	—	750,916	411,182	4,900	1,466,998
James W. Noe	2013	375,000	—	780,418	287,191	12,271	1,454,880
Executive Vice President	2012	367,789	—	617,195	343,908	7,500	1,336,392
	2011	337,500	—	750,916	462,581	—	1,550,997
Terrell L. Carr	2013	325,000	—	507,276	248,898	13,388	1,094,562
Senior Vice President,	2012	315,289	—	376,491	291,716	7,500	990,996
Worldwide Drilling Operations	2011	274,500	—	750,916	515,557	4,900	1,545,873
Troy L. Carson	2013	300,000	—	390,219	212,079	15,724	918,022
Senior Vice President	2012	290,385	50,000	285,741	253,963	7,500	887,589
and Chief Accounting Officer	2011	250,000	—	300,366	295,697	4,900	850,963

(1)	Cash bonuses paid under the HERO Plan for 2013, 2012 and 2011 performance, as well as cash bonuses under the Cash Performance Incentive and Retention Plan for 2011, are listed under the column “Non-Equity Incentive Plan Compensation.” The one-time $50,000 discretionary cash bonus paid to Mr. Carson in recognition of his efforts in establishing and managing the accounting procedures for Discovery Offshore S.A. and in integrating the Seahawk assets into the Company’s accounting systems is listed under the column “Bonus” for 2012.

(2)	The amounts in this column for the 2011 through 2013 years reflect the aggregate grant date fair value with respect to time-based restricted stock in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), disregarding any estimates of forfeitures. Assumptions used in the calculation of these amounts are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”). These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the executive.

(3)

The amounts in this column reflect the aggregate grant date fair value with respect to performance-based restricted stock awards during the year ended December 31, 2013, in accordance with FASB ASC Topic 718. The portion of these performance-based awards that are payable in cash, are accounted for under stock-compensation principles of accounting as liability instruments in accordance with FASB ASC Topic 718. The performance-based awards are subject to the achievement of company performance objectives with respect to two metrics, stock price performance relative to the Company’s peers and operational downtime for our rigs and liftboats, with such performance to be measured over the period from January 1, 2013 through December 31, 2015. The threshold, target and maximum performance objectives have been established for each metric, with the officers, except Mr. Rynd, vesting 50% more at the maximum level than at the target level, and 50% less at the threshold level than the target level, with vesting prorated between levels. Additionally, no shares will be issued with respect to a particular metric if the threshold performance objective is not met with respect to such metric. The performance portion of the grant will be paid out in equity, up to the target goal set for each executive officer, with anything above target when combining the results of both metrics being paid out in cash at an amount equal to the value of the incremental equity that would be issuable for the achievement of such combined performance metrics between target and maximum levels. The maximum value of the award would be equivalent to shares of 91,260, 91,260, 59,321 and 45,632, to Messrs. Butz, Noe, Carr and Carson, respectively. For Mr. Rynd, the performance portion of the grant will be paid out in equity, up to target at 202,434 shares. In addition, Mr. Rynd will receive a performance-based cash incentive award based on the same performance metrics, vesting at $50,000, $100,000 and $900,000 at the threshold, target and maximum levels, respectively. In the table above, the grant date fair value of the stock price performance relative to the Company’s peers metric was based on a Monte Carlo simulation as of the grant date using the following weighted-average assumptions: Dividend Yield — n/a (based on historical and anticipated dividend payouts); Expected Price Volatility — 64.7% (based on the historical volatility of the Company’s common stock); Risk Free Interest Rate — 0.3% (based on observed interest rates consistent with the approximate vesting period); Stock Price — $6.78 (the closing price of the Company’s common stock at date of grant) and Fair Value — $7.78. The grant date fair value of the operational downtime for our rigs and liftboats metric was based on the probable vesting at a target number of shares for Messrs. Rynd, Butz, Noe, Carr and Carson of 202,434, 60,840, 60,840, 39,547 and 30,421, respectively weighted at 50%. Additionally, for Mr. Rynd, the performance-based cash incentive award is based on a Monte Carlo simulation as of the grant date using the same weighted-average assumptions as described above.

(4)	The amounts in this column reflect the aggregate grant date fair value with respect to performance-based restricted stock during the year ended December 31, 2012, in accordance with FASB ASC Topic 718. The portion of these performance-based awards that are payable in cash, are accounted for under stock-compensation principles of accounting as liability instruments in accordance with FASB ASC Topic 718. The performance-based awards are subject to the achievement of company performance objectives with respect to two equally weighted metrics, stock price performance and available days for our rigs and liftboats. The threshold, target and maximum performance objectives have been established for each metric, with the officers, except Mr. Rynd, vesting 30% more at the maximum level than at the target level, and 30% less at the threshold level than the target level, with vesting prorated between levels. The performance portion of the grant will be paid out in equity, up to the target goal set for each executive officer, with anything above target being paid out in cash at an amount equal to the value of the incremental equity that would be issuable for the achievement of such performance metrics between target and maximum levels. The maximum value of the award would be equivalent to shares of 79,005, 88,881, 54,218 and 41,149, to Messrs. Butz, Noe, Carr and Carson, respectively. For Mr. Rynd, the performance portion of the grant will be paid out in equity, up to the threshold of 130,318. In addition, Mr. Rynd will receive a performance-based cash incentive award based on the same performance metrics, vesting at $100,000, $500,000 and $1,000,000 at the threshold, target and maximum levels, respectively. In the table above, the grant date fair value of the stock price performance metric was based on a Monte Carlo simulation as of the grant date using the following weighted-average assumptions: Dividend Yield — n/a (based on historical and anticipated dividend payouts); Expected Price Volatility — 65% (based on the historical volatility of the Company’s common stock); Risk Free Interest Rate — 0.18% (based on observed interest rates consistent with the approximate vesting period); Stock Price — $5.28 (the closing price of the Company’s common stock at date of grant) and Fair Value — $5.28. The grant date fair value of the available days metric was based on the product of the closing price of the Company’s common stock at the grant date of $5.28 and the target number of shares for Messrs. Rynd, Butz, Noe, Carr and Carson of 65,159, 30,387, 34,185, 20,853 and 15,827, respectively. Additionally, for Mr. Rynd, the portion of the performance-based cash incentive award that is based on the available days metric is included at a target value of $250,000, while the portion of this award that is based on the stock price performance metric is included at a value of $194,556 based on a Monte Carlo simulation as of the grant date using the same weighted-average assumptions as described above.

(5)	The amounts in this column reflect the aggregate grant date fair value with respect to performance-based restricted stock and the CEO special retention award and performance awards during the year ended December 31, 2011, in accordance with FASB ASC Topic 718. The CEO special retention award and performance awards derive their value from the Company’s stock price; however, they are payable in cash. In accordance with ASC Topic 718, these awards are accounted for under stock-compensation principles of accounting as liability instruments. The grant date fair value of the performance-based restricted stock was based on the product of the closing price of the Company’s common stock at the grant date of $5.93 and the target number of shares for Messrs. Rynd, Butz, Noe, Carr and Carson of 118,026, 70,815, 70,815, 70,815 and 28,326, respectively. The grant date fair value of the CEO special retention award was based on the average price of the Company’s common stock for the 90 days prior to grant date, and the grant date fair value of the CEO performance awards were based on a Monte Carlo simulation as of the grant date using the following weighted-average assumptions: Dividend Yield — n/a (based on historical and anticipated dividend payouts); Expected Price Volatility — 50% (based on the historical volatility of the Company’s common stock); Risk Free Interest Rate — 1.02% (based on observed interest rates consistent with the approximate vesting period); Stock Price — $3.48 (the closing price of the Company’s common stock at date of grant) and Fair Value — $1.23. These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the executive.

(6)	The amounts shown in this column reflect All Other Compensation for each named executive officer, which in the case of perquisites and other personal benefits equal or exceed $10,000 in the aggregate. Amounts include the following:

•	matching contributions under the 401(k) plan;

•

matching contributions under the Deferred Compensation Plan of $19,471, $11,400 and $7,552 for the years ended December 31, 2013, 2012 and 2011, respectively, for Mr. Rynd, and matching contributions under the Deferred Compensation Plan of $6,231 and $2,336 for Messrs. Butz and Carson, respectively, for the year ended December 31, 2013; and

•	club membership dues of $10,344 for the year ended December 31, 2012 for Mr. Rynd.

Grants of Plan-Based Awards for 2013

The table below reports all grants of plan-based awards made during 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan ($)			Estimated Future Payouts Under Equity Incentive Plan (#)(2)(3)(6)			All Other Stock Awards: Number of Shares of Stock (#)(2)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John T. Rynd	N/A	(1)	393,750	630,000	1,102,500	N/A	N/A	N/A	N/A	N/A
	2/28/2013		N/A	N/A	N/A	7,375	14,749	132,743	N/A	$146,518
	2/28/2013		N/A	N/A	N/A	N/A	N/A	N/A	97,566	$661,497
	2/28/2013		N/A	N/A	N/A	113,827	202,434	202,434	N/A	$1,312,742
Stephen M. Butz	N/A	(1)	152,344	243,750	426,563	N/A	N/A	N/A	N/A	N/A
	2/28/2013		N/A	N/A	N/A	N/A	N/A	N/A	49,779	$337,502
	2/28/2013		N/A	N/A	N/A	30,420	60,840	91,260	N/A	$442,916
James W. Noe	N/A	(1)	152,344	243,750	426,563	N/A	N/A	N/A	N/A	N/A
	2/28/2013		N/A	N/A	N/A	N/A	N/A	N/A	49,779	$337,502
	2/28/2013		N/A	N/A	N/A	30,420	60,840	91,260	N/A	$442,916
Terrell L. Carr	N/A	(1)	132,031	211,250	369,688	N/A	N/A	N/A	N/A	N/A
	2/28/2013		N/A	N/A	N/A	N/A	N/A	N/A	32,356	$219,374
	2/28/2013		N/A	N/A	N/A	19,774	39,547	59,321	N/A	$287,902
Troy L. Carson	N/A	(1)	112,500	180,000	315,000	N/A	N/A	N/A	N/A	N/A
	2/28/2013		N/A	N/A	N/A	N/A	N/A	N/A	24,890	$168,754
	2/28/2013		N/A	N/A	N/A	15,211	30,421	45,632	N/A	$221,465

(1)	These amounts represent awards under the HERO Plan. For additional information about the HERO Plan, please read “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Annual Incentive Plan.”

(2)	All awards in these columns were made pursuant to our LTIP. For additional information about the LTIP, please read “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Long-Term Incentive Program.”

(3)	This column includes the estimated possible payouts in shares for performance-based restricted stock assuming conditions for vesting are met for each level. Additionally, this column includes the estimated possible payouts for Mr. Rynd’s performance-based cash incentive award of $50,000, $100,000 and $900,000 at the threshold target and maximum levels, respectively, converted to share equivalents in this table at a grant date value of $6.78. For additional information about these grants, please read “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Long-Term Incentive Program” as well as Footnote 3 to the “Summary Compensation Table.”

(4)	This column includes the shares of time-based restricted stock granted to each executive in 2013 which vest in three equal annual installments beginning on the first anniversary of the grant date. For additional information about restricted stock grants, please read “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Long-Term Incentive Program.”

(5)	These amounts represent the fair value of time-based restricted stock, performance-based restricted stock and Mr. Rynd’s performance-based cash incentive award granted during 2013 as calculated under FASB ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 7 to the audited financial statements included in the Form 10-K and Footnote 3 to the “Summary Compensation Table.”

(6)	The modification to the Grants of Plan-Based Awards Table set forth in these columns are intended to provide a share-based description of the performance awards or portion thereof granted to the executives that are not payable in shares and the amounts of which are not determinable at this time.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

CEO Special Retention Award and Performance Awards

As previously disclosed, the Company granted a special retention award and two performance awards (“CEO Performance Awards”) to Mr. Rynd in January 2011 after a review by the compensation committee. In 2013, the special retention award (the “Retention Agreement”) and one of the two CEO Performance Awards were paid in cash, in accordance with their terms. The remaining CEO Performance Award will vest on March 31, 2014, subject to satisfaction of the vesting requirements discussed below.

The Retention Agreement by and between us and Mr. Rynd provided for a cash payment based on the value of 500,000 shares of our common stock, subject to vesting. With the satisfaction of vesting requirements, including stock price performance, 100% of the amount earned under the Retention Agreement vested on December 31, 2013. If all of the requirements necessary for vesting of this award had not been met, no amounts would have vested and no amount would have been payable. The payout for the Retention Agreement was the product of 500,000 and the average price of the common stock for the 90 days prior to the date of vesting (the “Average Share Price”), capped at $5,000,000. Based on these terms, Mr. Rynd was awarded a total of $3,370,000.

The two CEO Performance Awards were granted under the LTIP. Each CEO Performance Award provides for a cash payment, subject to satisfaction of the performance and time-vesting conditions, based on 250,000 shares of our common stock. Under each CEO Performance Award, vesting is subject to the performance requirement that the Average Share Price is at least $5.00. Subject to vesting requirements, the payout for each CEO Performance Award equals the product of (1) 250,000, (2) the Average Share Price or $10.00, whichever is less, divided by $10.00, and (3) the lesser of the Average Share Price or $10.00. If the requirements necessary for vesting of a Performance Award are met, the amount payable in cash under each of the remaining CEO Performance Awards shall be not less than $625,000 and not more than $2,500,000. The first CEO Performance Award fully vested on December 31, 2013, and in accordance with its terms, Mr. Rynd was awarded a total of $1,135,690 under the first CEO Performance Award. The second CEO Performance Award remains outstanding and will vest on March 31, 2014 upon satisfaction of the performance requirement and provided that Mr. Rynd remains continuously employed by the Company through that date.

The Retention Agreement and CEO Performance Awards were approved by the compensation committee in December 2010, in recognition of Mr. Rynd’s successful leadership of the Company during the economic downturn and in order to incentivize Mr. Rynd to remain with the Company to execute the Company’s growth strategy. The objective of the awards was to retain Mr. Rynd to continue to develop and execute the strategic goals of the Company and to incentivize Mr. Rynd to create long-term, sustainable value for the Company’s shareholders by directly aligning his economic interests with those of the Company’s shareholders over the three-year vesting period of the awards. Our closing stock price on the grant date of these CEO Performance Awards was $3.48 and was $6.52 on December 31, 2013, the date of vesting of the retention award and first CEO Performance Award, representing an 87% increase in the Company’s stock price during the term of the award.

Percentage of Base Salary and Cash Bonus in Comparison to Total Compensation

The table below sets forth for each named executive officer the percentage of his base salary plus any cash bonus earned during 2013 compared to his total compensation for the year:

Name	Salary/Bonus Percentage of Total Compensation
John T. Rynd	38.9%
Stephen M. Butz	45.3%
James W. Noe	45.5%
Terrell L. Carr	52.4%
Troy L. Carson	55.8%

Outstanding Equity Awards at Fiscal Year-End 2013

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John T. Rynd	11/1/2005	60,000		—	20.00	11/1/2015	—	—	—	—
	2/12/2007	72,000	(2)	—	25.34	2/12/2017	—	—	—	—
	2/14/2008	72,000	(2)	—	25.64	2/14/2018	—	—	—	—
	6/23/2008	36,000	(2)	—	35.75	6/23/2018	—	—	—	—
	2/25/2009	350,000	(2)	—	1.65	2/25/2019	—	—	—	—
	2/24/2010	300,000	(2)	—	3.89	2/24/2020	—	—	—	—
	3/6/2011	—		—	—	—	31,008	202,172	—	—
	3/6/2011	—		—	—	—	49,001	319,487	—	—
	2/28/2012	—		—	—	—	113,121	737,549	—	—
	2/28/2012	—		—	—	—	86,878	566,445	—	—
	2/28/2013	—		—	—	—	97,566	636,130	—	—
	2/28/2013	—		—	—	—	—	—	202,434	1,319,870
Stephen M. Butz	11/1/2005	6,000		—	20.00	11/1/2015	—	—	—	—
	2/12/2007	7,400	(2)	—	25.34	2/12/2017	—	—	—	—
	2/14/2008	8,500	(2)	—	25.64	2/14/2018	—	—	—	—
	2/25/2009	40,000	(2)	—	1.65	2/25/2019	—	—	—	—
	2/24/2010	60,000	(2)	—	3.89	2/24/2020	—	—	—	—
	5/7/2010	90,000	(2)	—	3.09	5/7/2020	—	—	—	—
	3/6/2011	—		—	—	—	18,604	121,298	—	—
	3/6/2011	—		—	—	—	29,401	191,695	—	—
	2/28/2012	—		—	—	—	33,149	216,131	—	—
	2/28/2012	—		—	—	—	34,438	224,536	—	—
	2/28/2013	—		—	—	—	49,779	324,559	—	—
	2/28/2013	—		—	—	—	—	—	60,840	396,677
James W. Noe	11/1/2005	6,250		—	20.00	11/1/2015	—	—	—	—
	2/12/2007	43,000	(2)	—	25.34	2/12/2017	—	—	—	—
	2/14/2008	36,000	(2)	—	25.64	2/14/2018	—	—	—	—
	2/25/2009	150,000	(2)	—	1.65	2/25/2019	—	—	—	—
	2/24/2010	150,000	(2)	—	3.89	2/24/2020	—	—	—	—
	3/6/2011	—		—	—	—	18,604	121,298	—	—
	3/6/2011	—		—	—	—	29,401	191,695	—	—
	2/28/2012	—		—	—	—	37,292	243,144	—	—
	2/28/2012	—		—	—	—	38,743	252,604	—	—
	2/28/2013	—		—	—	—	49,779	324,559	—	—
	2/28/2013	—		—	—	—	—	—	60,840	396,677
Terrell L. Carr	2/12/2007	5,000	(2)	—	25.34	2/12/2017	—	—	—	—
	2/14/2008	30,000	(2)	—	25.64	2/14/2018	—	—	—	—
	2/25/2009	130,000	(2)	—	1.65	2/25/2019	—	—	—	—
	2/24/2010	150,000	(2)	—	3.89	2/24/2020	—	—	—	—
	3/6/2011	—		—	—	—	18,604	121,298	—	—
	3/6/2011	—		—	—	—	29,401	191,695	—	—
	2/28/2012	—		—	—	—	22,748	148,317	—	—
	2/28/2012	—		—	—	—	23,633	154,087	—	—
	2/28/2013	—		—	—	—	32,356	210,961	—	—
	2/28/2013	—		—	—	—	—	—	39,547	257,846
Troy L. Carson	2/14/2008	5,100	(2)	—	25.64	2/14/2018	—	—	—	—
	2/25/2009	40,000	(2)	—	1.65	2/25/2019	—	—	—	—
	2/24/2010	60,000	(2)	—	3.89	2/24/2020	—	—	—	—
	5/7/2010	75,000	(2)	—	3.09	5/7/2020	—	—	—	—
	3/6/2011	—		—	—	—	7,441	48,515	—	—
	3/6/2011	—		—	—	—	11,758	76,662	—	—
	2/28/2012	—		—	—	—	17,265	112,568	—	—
	2/28/2012	—		—	—	—	17,937	116,949	—	—
	2/28/2013	—		—	—	—	24,890	162,283	—	—
	2/28/2013	—		—	—	—	—	—	30,421	198,345

(1)	This column represents the closing price of our common stock on December 31, 2013 of $6.52 per share multiplied by the number of shares of restricted stock or performance-based restricted stock, as applicable.

(2)	These options became exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(3)	These shares of restricted stock and performance-based restricted stock vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	These shares of performance-based restricted stock cliff vest on the third anniversary of the grant date subject to satisfying the applicable performance goals.

(5)	This column represents the number of shares that would be awarded and outstanding if 2012 actual results were compared to the performance metrics for the 2013 performance-based restricted stock grant discussed and described in the “Compensation Discussion and Analysis – Elements of Our Executive Compensation Program – Long-Term Incentive Program.” Based on the application of the 2012 actuals, the stock price performance relative to the Company’s peers is below the threshold metric and the operational downtime for our rigs and liftboats is above the target metric. The amounts reflected in the table assume the achievement of threshold, the next higher level, for the stock price performance relative to the Company’s peers metric and the achievement of maximum, the next higher level, for the operational downtime for our rigs and liftboats metric. The number of shares outstanding in this column are equal to 56,914, 15,210, 15,210, 9,887 and 7,605 shares to Messrs. Rynd, Butz, Noe, Carr and Carson, respectively, at threshold for the stock price performance relative to the Company’s peers metric and 145,520, 45,630, 45,630, 29,660 and 22,816 shares to Messrs. Rynd, Butz, Noe, Carr and Carson, respectively, at maximum level for the operational downtime for our rigs and liftboats metric. Based on these same assumptions, Messrs Butz, Noe, Carr and Carson would not be entitled to a cash award as the combined results described above did not exceed target share levels. Based on the combined results, Mr. Rynd would have an outstanding cash award of $175,000 (see “Compensation Discussion and Analysis – Elements of Our Executive Compensation Program – Long-Term Incentive Program” for additional information).

Option Exercises and Stock Vested for 2013

None of the named executive officers exercised stock options and all of our named executive officers had restricted stock and performance-based restricted stock that vested during 2013 as follows:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John T. Rynd	180,013	1,219,188
Stephen M. Butz	81,801	553,962
James W. Noe	86,025	582,579
Terrell L. Carr	71,198	482,126
Troy L. Carson	36,805	249,258

(1)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

Mr. Rynd received cash payments of $3,370,000, $1,135,690, $500,000 and $50,000 related to the Retention Agreement, one of the CEO Performance Awards, the portion of the 2012 performance grant that exceeded the threshold stock price performance metric as well as the portion of the 2012 performance grant that was paid at the threshold available days for our rigs and liftboats metric. Messrs. Butz, Noe, Carr and Carson were paid cash of $61,806, $69,532, $42,416 and $32,191, respectively in 2013 for the portion of the 2012 performance grant that exceeded the target stock price performance metric.

Non-Qualified Deferred Compensation

In January 2007, we implemented the Hercules Offshore, Inc. Deferred Compensation Plan, effective as of January 1, 2007. Directors and, subject to the discretion of a committee appointed by the board of directors to administer the plan, certain management and other highly compensated employees of our Company, including our named executive officers, are eligible to participate in the plan. Participants may elect to defer, on a pre-tax basis, up to 80% of base salary and up to 100% of any director fees, bonus or compensation granted pursuant to the 2004 LTIP. All deferrals are credited to a deferred compensation account. We may make contributions to a participant’s deferred compensation account (1) to restore any 401(k) matching contribution the participant may forego because of compensation deferred into the plan and (2) at the discretion of the board of directors, to recognize a participant’s service to our company. Participants are fully vested in their deferrals at all times; however, contributions by us to a participant’s deferred compensation account may be subject to vesting requirements. Compensation deferred under the plan is credited with earnings based on the performance of measurement funds selected by the participant.

Unvested account balances may become accelerated in the event of a change in control, or upon a participant’s disability, separation from service on or after qualifying for retirement, or death prior to a separation from service; provided, however, that if the acceleration could create the imposition of excise taxes on the participant under Section 4999 of the Code, the participant’s account balance will not accelerate upon a change in control. Distributions will be made upon the date or dates selected by the participant in his or her deferral elections.

A “change in control” is generally defined in the Deferred Compensation Plan to mean the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of our Company, as determined in accordance with the meaning given such phrases in Section 409A of the Code. A participant will generally incur a “disability” when the participant either is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. A “separation from service” will occur when the participant has terminated his or her services with the Company under regulations published under Section 409A of the Code.

We may terminate the plan at any time. An optional termination of the plan by us will not result in a distribution acceleration except as permitted by the Internal Revenue Code and related Treasury guidance in connection with a change in control.

The plan is administered by the compensation committee. Following a change in control, the members of the compensation committee in place immediately prior to the change in control may appoint an independent third party to administer the plan.

We currently maintain a trust agreement with Wilmington Trust Retirement and Institutional Services Company as trustee, effective January 1, 2013, for the Deferred Compensation Plan. We currently deposit amounts to the trust under the trust agreement as such amounts are deferred by participants or contributed by us. The trust is a “rabbi trust,” meaning that the funds held by the trustee remain subject to the claims of our general creditors in the event of our insolvency.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
John T. Rynd	63,000	19,471	121,658	—	757,064
Stephen M. Butz	11,250	6,231	1,651	—	19,495
James W. Noe	—	—	—	—	—
Terrell L. Carr	—	—	—	—	—
Troy L. Carson	9,000	2,336	11,414	—	66,531

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary.

(2)	Amounts reported in this column are included in the Summary Compensation Table as all other compensation.

(3)	Amounts reported in this column are not included in the Summary Compensation Table as they are not above-market or preferential.

(4)	Amounts in this column include amounts previously reported as compensation in the Summary Compensation Table during 2012 and 2011 of $74,400 and $70,552, respectively, for Mr. Rynd.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have entered into executive employment agreements with each of the named executive officers currently employed by us. These employment agreements have a fixed term that expires on December 31, 2016.

Each agreement provides a non-compete, non-solicitation, and non-inducement clause for one year after any termination. The employment agreements also require that the executive, upon the Company’s request, provide the Company with consulting services for a limited time following a termination of his employment. Following an executive’s termination of employment, the employment agreements also require that the executive cooperate and provide the Company with assistance with litigation and investigations relating to events or occurrences that occurred while the executive was employed by the Company.

Under the employment agreements, each of the named executive officers is entitled to health benefits and participation in our incentive, savings and retirement plans, in each case equal to those benefits provided to similarly-situated senior executives of us and our affiliated companies, and to the severance benefits described below.

Payments Made upon Termination. Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment, including:

•	any unpaid base salary through the date of termination;

•	any compensation previously deferred by the executive, to the extent permitted by the plan under which the deferral was made (together with any accrued interest or earnings thereon);

•	any earned but unpaid bonus awarded to the executive for any previously completed taxable year, excluding in the case of terminations for cause;

•	the vested portion of grants pursuant to the 2004 LTIP;

•	amounts contributed under the deferred compensation program; and

•	accrued vacation pay.

Termination Other Than Upon Change of Control. Under the employment agreements with each named executive officer, if employment is terminated by us not due to cause, due to death or disability of the executive, or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” in addition to the benefits listed under the heading “— Payments Made upon Termination” above, the named executive officer will receive:

•

a lump sum severance payment equal to the sum of the executive’s base salary and the bonus paid or payable in respect of the most recently completed fiscal year of the Company, or if no bonus has been paid or is payable in respect of such year, any bonus paid or payable in respect of the next preceding fiscal year, to the executive multiplied:

•	for Messrs. Rynd, Butz and Noe, by two; and

•	for Messrs. Carr and Carson, by one and one-half;

•	a lump sum amount equal to the amount of any earned but unpaid bonus awarded to the executive;

•

to the extent not theretofore provided, any other amounts or benefits required to be paid or provided or to which the executive and/or the executive’s dependents are eligible to receive pursuant to the executive’s employment agreement and under any plan, program, policy or practice or contract or agreement of the Company as in effect and applicable generally to other executives and their dependents; and

•

a continuation, for the period from the date of termination until the later of the expiration of the remaining employment period or 18 months following the date of termination (or such longer period as provided by any plan, program, practice or policy), of the welfare benefits provided to the executive and/or the executive’s dependents, and if health and medical benefits cannot be extended or provided, then payment of the COBRA premium for the applicable period.

The term “cause” is defined to include (i) a material violation by the executive of his obligations to the Company (other than as a result of incapacity due to physical or mental illness) which is either willful, deliberate or committed in bad faith or without reasonable belief that such violation is in the best interests of the Company, (ii) the executive’s gross negligence in performance, or intentional non-performance (continuing for ten (10) days after receipt of written notice of need to cure from the Company), of any of his duties and responsibilities under the employment agreement, or reasonable instructions of the board or the executive’s immediate supervisor, as applicable, (iii) the executive’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company, (iv) the executive’s violation of the Company’s ethics policies which is willful, deliberate or committed in bad faith, or (v) the final and non-appealable conviction by a court of competent jurisdiction of the executive of a felony involving moral turpitude or the entering of a guilty plea or a plea of nolo contendere to such crime by the executive.

A termination for “good reason” under the employment agreements can occur under the following circumstances: (i) the executive is assigned duties that are inconsistent with the executive’s position, (ii) a failure by the Company to comply with the compensation obligations of the Company under the employment agreement, except for failures that are immaterial, insubstantial or inadvertent which could be remedied by the Company within 30 days after receipt of notice thereof, (iii) the relocation of the executive that increases the executive’s one-way commute by more than 50 miles, (iv) the Company’s failure to have a successor entity assume the employment agreements in connection with a change in control, or, (v) in the 24 month period following a change in control, the Company’s failure to provide a bonus or equity compensation award to the executive that is at least equal to the participation levels of similarly situated executives. The executive’s termination of employment shall not constitute “good reason” unless executive notifies the Company of the condition or event constituting “good reason” within ninety days (90) days of the condition’s occurrence and the Company fails to cure the conditions, to the extent curable, specified in the notice within thirty (30) days following such notification.

Retirement. In the event of the retirement of a named executive officer, no additional compensation or benefits are payable.

Death or Disability. Upon termination due to death or disability, the executive or beneficiary may be entitled to receive benefits under our disability plan or payments under our life insurance plan, as applicable. In the event of the death or disability of an executive, in addition to the benefits listed under the heading “— Payments Made upon Termination,” in lieu of the severance amount so provided, the executive or his beneficiary will be entitled to the greater of the severance amount included under the heading “—Termination Other Than Upon Change of Control” above or the present value of any cash amount to be received as a disability benefit pursuant to the terms of any long-term disability plan, policy or arrangement of the Company or its affiliates, except that proceeds from disability insurance contributed to by the executive will be excluded from consideration. Under the employment agreements, a “disability” is defined as (a) the absence of the executive from the executive’s duties with the Company on a full-time basis for 120 consecutive calendar days, (b) the executive (i) is unable to engage in any substantial gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and (c) the Executive is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering our employees.

Change of Control. Under the employment agreements with each named executive officer, if an executive’s employment is terminated within the two year period following a change of control (other than termination by us for cause or by reason of death or disability), in addition to the benefits listed under the heading “— Payments Made upon Termination” above, the named executive officer will receive:

•

a lump sum severance payment of the sum of the executive’s base salary and the highest bonus paid or payable to the executive in respect of any of the two most recently completed fiscal years of the Company multiplied:

•	for Mr. Rynd, by three;

•	for Messrs. Butz, Noe and Carr, by two and one-half; and

•	for Mr. Carson, by two;

•	a lump sum amount equal to the amount of any earned but unpaid bonus awarded to the executive;

•

to the extent not theretofore provided, any other amounts or benefits required to be paid or provided or to which the executive and/or the executive’s dependents are eligible to receive pursuant to the executive’s employment agreement and under any plan, program, policy or practice or contract or agreement of the Company as in effect and applicable generally to other executives and their dependents; and

•

a continuation, for the period from the date of termination until the later of the expiration of the remaining employment period or 18 months following the date of termination (or such longer period as provided by any plan, program, practice or policy), of the welfare benefits provided to the executive and/or the executive’s dependents, and if health and medical benefits cannot be extended or provided, then payment of the COBRA premium for the applicable period.

In addition, if the date of termination occurs within two years after a change of control, then all stock options, shares of restricted stock, restricted stock units and other equity-based awards and performance awards held by the executive will automatically vest and become exercisable. Under the agreements, a “change of control” is deemed to occur upon (i) the consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were stockholders (or members) of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of the Company or the resulting reorganized, merged or consolidated entity, as applicable, (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to one or more subsidiaries of the Company), or (iii) the occurrence of (A) the consummation of a transaction or series of related transactions in which the Company issues, as consideration for the acquisition (through a merger, reorganization, stock purchase, asset purchase or otherwise) of the assets or capital stock of an unaffiliated third party, equity in the Company representing more than 35% of the outstanding equity of the Company calculated as of the consummation of such transaction or transactions, in conjunction with (B) a change in the composition of the board of directors of the Company, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company at the time of the approval by the board of directors of the Company of the issuance of such equity in the Company.

All of the employment agreements contain language that make them compliant with the provisions of Section 409A of the Internal Revenue Code. The employment agreements provide that they be modified, at the discretion of the board of directors, if necessary to bring any provision of the agreements into compliance with Section 409A.

The tables below reflect the amount of compensation that would be payable to each of our named executive officers in the event of termination of the executive’s employment without cause, termination by the executive for “good reason”, termination in the event of disability or death of the executive. The first table reflects the potential payments due upon these termination events following a change of control, while the second table reflects the potential payments due upon the termination event alone. The amounts shown in the tables assume that the termination and/or the change of control event was effective as of December 31, 2013, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out and the value of shares of common stock can be determined only at the time of the executive’s separation from our Company or a change of control. All value related to the acceleration of equity awards is based upon the closing price of our common stock on December  31, 2013, which was $6.52.

Potential Payments and Benefits In Connection With a Change of Control

Name	Cash Severance Amount ($)	Welfare Benefit Continuation ($)	Gross Up Payment ($)(1)	Accelerated Vesting of Options, Restricted Shares and Other Awards ($)(2)(3)(4)	Total ($)
John T. Rynd	4,485,732	31,339	—	4,920,716	9,437,787
Stephen M. Butz	1,797,270	29,152	—	1,474,896	3,301,318
James W. Noe	1,797,270	29,152	—	1,529,977	3,356,399
Terrell L. Carr	1,541,790	28,054	—	1,084,204	2,654,048
Troy L. Carson	1,107,926	28,423	—	715,322	1,851,671

(1)	In the first quarter of 2012, we amended our named executive officers’ employment agreements to delete each executive’s right to receive a gross up payment. As of the date of this filing, none of our named executive officers would be eligible to receive such a payment from us in connection with a change of control.

(2)	The aggregate value of the accelerated vesting of the time-based restricted shares at December 31, 2013 (computed by multiplying $6.52, the closing market price of shares of our common stock on the last trading day of 2013, times the total number of time-based restricted shares held), were as follows: Mr. Rynd — 241,695 shares valued at $1,575,851; Mr. Butz — 101,532 shares valued at $661,988; Mr. Noe — 105,675 shares valued at $689,001; Mr. Carr — 73,708 shares valued at $480,576; and Mr. Carson — 49,596 shares valued at $323,366.

(3)	The aggregate value of the accelerated vesting of 2011 performance-based restricted stock grants outstanding at December 31, 2013 (computed by multiplying $6.52, the closing market price of shares of our common stock on the last trading day of 2013, times the total number of performance-based restricted shares held), were as follows: Mr. Rynd — 49,001 shares valued at $319,487; Mr. Butz — 29,401 shares valued at $191,695; Mr. Noe — 29,401 shares valued at $191,695; Mr. Carr — 29,401 shares valued at $191,695; and Mr. Carson — 11,758 shares valued at $76,662. The aggregate value of the accelerated vesting of 2012 performance-based restricted stock grants outstanding at December 31, 2013 (computed by multiplying $6.52, the closing market price of shares of our common stock on the last trading day of 2013, times the total number of performance-based restricted shares held), were as follows: Mr. Rynd — 86,878 shares valued at $566,445; Mr. Butz — 34,438 shares valued at $224,536; Mr. Noe — 38,743 shares valued at $252,604; Mr. Carr — 23,633 shares valued at $154,087; and Mr. Carson — 17,937 shares valued at $116,949. Furthermore, the aggregate value of the 2013 performance-based restricted stock grants, based on acceleration at target amounts using the stock price at December 31, 2013 of $6.52, were as follows: Mr. Rynd – 202,434 shares valued at $1,319,870; Mr. Butz – 60,840 shares valued at $396,677; Mr. Noe — 60,840 shares valued at $396,677; Mr. Carr – 39,547 shares valued at $257,846; and Mr. Carson — 30,421 shares valued at $198,345. Additionally, based on acceleration at target levels, this column includes a cash payout of $100,000 for Mr. Rynd. For additional information about the 2013 performance-based grants, see “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Long-Term Incentive Program.”

(4)	The aggregate value of the accelerated CEO Performance Award was based on the average price of the Company’s common stock for the 90 days prior to December 31, 2013, or $6.75, which approximated $1,139,063 for 250,000 shares related to the CEO Performance Award. For additional information about the CEO Performance Award, please read “CEO Special Retention Award and Performance Awards.”

Potential Payments and Benefit Outside of a Change of Control

Name	Cash Severance Amount ($)	Welfare Benefit Continuation ($)	Total ($)
John T. Rynd	2,744,554	31,339	2,775,893
Stephen M. Butz	1,324,382	29,152	1,353,534
James W. Noe	1,324,382	29,152	1,353,534
Terrell L. Carr	860,847	28,054	888,901
Troy L. Carson	768,119	28,423	796,542

Compensation of Directors

Directors who are also full-time officers or employees of our Company receive no additional compensation for serving as directors. For the compensation of Mr. Rynd, our Chief Executive Officer and President, see the “Summary Compensation Table.” All non-employee directors received an annual retainer of $55,000 for the first eight board meetings held in 2013, with an additional fee of $1,500 for each additional meeting attended in person and $1,000 for each additional meeting attended by telephone. Each non-employee director also received a fee of $1,500 for each committee meeting attended in person and $1,000 for each committee meeting in which they participated by telephone. In addition, the chairman of each of the audit committee and the compensation committee received an annual fee of $15,000, and the chairman of the nominating and governance committee received an annual fee of $10,000 in 2013. Each non-employee director also received an award of 14,000 shares of restricted stock in 2013, except for Mr. Bates who received 25,000 shares. All of the shares issued to the non-employee directors vest on the day of the Company’s 2014 annual meeting of stockholders. The director will forfeit any shares which have not vested at the time he or she ceases to be a board member. We also reimburse the reasonable expenses incurred by the directors in attending meetings and other Company business.

At its meeting in the fourth quarter of 2013, the compensation committee approved the compensation payable to non-employee directors for 2014, maintaining the annual retainer at $55,000 for the first eight meetings held, plus $1,500 or $1,000 for each additional meeting attended in person and by phone, respectively. In addition, the annual retainer for the chairman of the audit committee, compensation committee and nominating and governance committee remained at $15,000, $15,000 and $10,000, respectively. The fees payable for attending a board or committee meeting remained at $1,500 per meeting attended in person and $1,000 per meeting attended by telephone. Each non-employee director will also receive an equity award with a value of approximately $100,000, which award will be determined and approved at a later date. The compensation committee also recommended that the additional annual retainer payable to the Company’s chairman of the board be increased from $77,500 to $100,000. The Company’s chairman declined this proposed increase, and his additional annual retainer will remain at $77,500 in 2014 and will be awarded in equity on the date of the Company’s 2014 annual meeting of stockholders.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas N. Amonett	69,500	99,820	169,320
Suzanne V. Baer	63,000	99,820	162,820
Thomas R. Bates, Jr.	55,000	178,250	233,250
Thomas M Hamilton	79,000	99,820	178,820
Thomas J. Madonna	84,000	99,820	183,820
F. Gardner Parker	73,500	99,820	173,320
Thierry Pilenko	61,000	99,820	160,820
Steven A. Webster	59,500	99,820	159,320

(1)	The amounts in this column reflect the aggregate grant date fair value with respect to restricted stock during the year ended December 31, 2013 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”). These amounts reflect the aggregate grant date fair value and do not correspond to the actual value that will be recognized by the director. The aggregate number of restricted stock awards outstanding at December 31, 2013 was 123,000 shares of restricted stock, which represents 14,000 shares held by each non-employee director except Mr. Bates, who holds 25,000 shares of restricted stock. These shares of restricted stock were granted on May 15, 2013 at grant date fair value of $7.13 and vest on the date of the annual meeting of stockholders, which is May 14, 2014.

In addition to the unvested stock awards in the table above, the number of stock options outstanding as of December 31, 2013 by the directors other than Mr. Rynd is as follows: Mr. Amonett — 17,308 shares; Mr. Hamilton — 17,308 shares; Ms. Baer — 10,000 shares; Mr. Bates — 0 shares; Mr. Madonna — 10,000 shares; Mr. Parker — 10,000 shares; Mr. Pilenko — 10,000 shares; and Mr. Webster — 10,000 shares.

Director Equity Ownership Guidelines

As we have for our executive officers, we have also established equity ownership guidelines for our directors. The guidelines provide that each of our outside directors is expected to own equity in the company valued at three times their annual retainer (and four-and-a-half the times annual retainer for the chairman), by March 24, 2011, or within three (3) years from the date that such outside director joins our board. In addition to common stock owned, the value of shares of restricted stock granted under the 2004 LTIP is included in the calculation. For this purpose, common stock and restricted stock are valued based on the greater of (i) the price of our common stock on the date the common stock was acquired (and in the case of restricted stock, the date of vesting), or (ii) the price of our common stock as of the date of the committee’s annual review of executive equity ownership.

As of March 4, 2014, all of our non-employee directors exceeded the equity ownership guidelines described above, as set forth in the following table:

Name	Annual Retainer	Value of Equity
Thomas N. Amonett	$55,000	$733,533
Suzanne V. Baer	$55,000	$705,124
Thomas R. Bates, Jr.	$55,000	$1,147,078
Thomas M Hamilton	$55,000	$660,013
Thomas J. Madonna	$55,000	$832,218
F. Gardner Parker	$55,000	$595,252
Thierry Pilenko	$55,000	$424,444
Steven A. Webster	$55,000	$5,521,675

PROPOSAL 2: ADVISORY VOTE ON 2013 EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to adopt rules requiring the Company to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K.

The Company has established comprehensive compensation programs for our executive officers, including our named executive officers, as described in this proxy statement. Stockholders should reference and consider this information in evaluating the Company’s approach to compensating our executive officers.

Our compensation committee will continue to design compensation arrangements with the objectives of emphasizing pay for performance and aligning the financial interests of our executives with the interests of long-term stockholders, and require executives to retain ownership of a significant portion of our common stock they receive as compensation. Please refer to the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” of this proxy statement for a detailed discussion of the Company’s executive compensation in 2013.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our common stock at the annual meeting with respect to the proposal. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of these votes. While this vote is required by law, it will not be binding on our company or our board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or our board. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation decisions.

You have the opportunity to vote for, against or abstain from voting on approval of 2013 executive compensation. This vote is a nonbinding advisory vote on 2013 executive compensation. Accordingly, the following resolution will be submitted for a shareholder vote at the 2014 annual meeting:

RESOLVED, that the stockholders of Hercules Offshore, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.

The Board of Directors unanimously recommends that stockholders vote “FOR” approval, on an advisory basis, of 2013 executive compensation.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on Proxy Card)

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has decided to ask our stockholders to ratify this appointment. Our board recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions of any stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following tables set forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2013 and 2012, respectively, and the fees billed for other services rendered by Ernst & Young LLP, respectively, during those periods.

	2013	2012
	(In thousands)
Audit Fees(1)	$2,122.1	$1,848.5
Audit-Related Fees(2)	—	171.5
Tax Fees(3)	23.1	67.5
All Other Fees	—	—

Total	$2,145.2	$2,087.5

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, comfort letters, accounting consultations and related matters.

(2)	Audit-Related Fees consisted of fees for review of XBRL exhibits and other matters.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The audit committee has established a policy requiring audit committee pre-approval of all audit, review or attest engagements, internal control-related services and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent registered public accounting firm since November 2005 were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of

Hercules Offshore, Inc.:

The board of directors of Hercules Offshore, Inc. (“Hercules Offshore”) maintains an audit committee currently composed of three non-management directors, Ms. Baer, and Messrs. Madonna (Chair) and Parker. The board of directors has determined that the audit committee’s current membership satisfies the rules of the SEC and the NASDAQ Global Select Market that govern audit committees, including the requirements for audit committee member independence set out in the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with the management of Hercules Offshore.

The audit committee reviewed and discussed with Hercules Offshore’s independent registered public accounting firm, Ernst & Young LLP, all communications required by generally accepted auditing standards, including those required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with such firm its independence.

The audit committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Hercules Offshore’s internal controls and the overall quality of Hercules Offshore’s financial reporting. The audit committee met seven times in 2013.

The audit committee also determined that the provision of services other than audit services rendered by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in Hercules Offshore’s annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

AUDIT COMMITTEE

Thomas J. Madonna, Chairman

Suzanne V. Baer

F. Gardner Parker

PROPOSAL 4: APPROVAL OF THE HERCULES OFFSHORE, INC.

2014 LONG-TERM INCENTIVE PLAN AND

THE MATERIAL TERMS OF THE

PERFORMANCE GOALS THEREUNDER

(Item 4 on Proxy Card)

Background and Description of the Proposal

We are seeking stockholder approval of (i) the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”) in the form attached to this proxy statement as Annex A and (ii) the material terms of the performance goals for performance awards that may be granted under the 2014 LTIP. Our board of directors has approved the 2014 LTIP, subject to stockholder approval. If the 2014 LTIP is approved by stockholders, no further awards will be granted under the Hercules Offshore 2004 Long-Term Incentive Plan, as amended and restated effective as of March 22, 2011 (the “2004 LTIP”) and the 2004 LTIP will remain in existence solely for purposes of addressing the rights of holders of outstanding awards previously granted under the 2004 LTIP. If the stockholders do not approve the 2014 LTIP, then the 2014 LTIP will not become effective, the 2004 LTIP will continue in effect, and we will continue to grant awards under the 2004 LTIP, subject to the terms, conditions and limitations of the 2004 LTIP.

We believe that approval of the 2014 LTIP is advisable in order to ensure we have an adequate number of shares available in connection with our equity compensation program and so that awards granted under the 2014 LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) will be fully deductible by us. The 2014 LTIP will allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our stockholders.

In approving the 2014 LTIP, our board of directors considered, among other things:

•

The importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating employees to make decisions that focus on long-term stockholder value creation, aligning employees’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be critical to our success.

•

Our historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2011-2013 period, calculated based on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was 1.41%, which was lower than ISS’ maximum burn rate guidance of 4.30% for our industry classification.

•

Our current and projected overhang percentage. As of March 5, 2014, (i) 1,732,877 shares of our common stock (which represented approximately 1.08% of the number of fully diluted common shares outstanding, calculated based on our understanding of the methodology utilized by ISS) were available for future equity awards under the 2004 LTIP and (ii) 7,941,030 shares of our common stock (which represented approximately 3.88% of the number of fully diluted common shares outstanding, calculated based on our understanding of the methodology utilized by ISS) were subject to outstanding equity awards under the 2004 LTIP. The 7,941,030 shares of our common stock subject to outstanding awards under the 2004 LTIP consist of 3,437,175 shares of common stock subject to outstanding stock options with a weighted-average exercise price of $8.45 and 4,503,855 shares of our common stock subject to outstanding full-value awards. The 5,000,000 new shares proposed to be reserved for issuance under the 2014 LTIP would increase the overhang by an additional 3.13% to approximately 8.09%.

The stockholders are also being asked to approve the 2014 LTIP to satisfy the stockholder approval requirements of Section 162(m) of the Code (“Section 162(m)”) and to approve the material terms of the performance goals for performance awards that may be granted under the 2014 Plan. Under Section 162(m), the federal income tax deductibility of compensation paid to our chief executive officer and three other most highly compensated officers other than our chief executive officer or chief financial officer (each, a “Covered Employee”) may be limited to the extent such Covered Employee’s compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to a Covered Employee in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). For awards under the 2014 LTIP to constitute “performance-based compensation,” among other things, the material terms of the performance goals under the 2014 LTIP must be disclosed to, and approved by, the Company’s stockholders. Under the Treasury regulations issued under Section 162(m), the “material terms” of the performance goals under the 2014 LTIP (the “Performance Goal Terms”) are (i) the maximum amount of compensation that may be paid to an individual participant under the 2014 LTIP pursuant to awards intended to qualify as “performance-based compensation” under Section 162(m) in any specified period, (ii) the employees eligible to receive compensation under the 2014 LTIP, and (iii) the business criteria on which the performance goals may be based, each of which is described in the summary of the material features of the 2014 LTIP below. Stockholder approval of this Proposal 4 will constitute approval of the material terms of the performance goals under the 2014 LTIP for purposes of Section 162(m). Nevertheless, there can be no guarantee that compensation under the 2014 LTIP will ultimately be treated as qualified “performance-based compensation” under Section 162(m). The Company may also elect to grant awards under the 2014 LTIP that are not intended to qualify as “performance-based compensation” under Section 162(m).

Vote Required

The approval of this proposal will require the affirmative vote of a majority of the shares of common stock voting on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted either in favor of or against approval of Proposal 4.

Board Recommendation

Our board of directors unanimously recommends that stockholders vote FOR the approval of the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan and the material terms of the performance goals thereunder. If approved, the 2014 LTIP will be effective as of May 14, 2014.

Summary of the Material Features of the 2014 LTIP

The description of the 2014 LTIP set forth below is a summary of the material features of the 2014 LTIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 LTIP and is qualified in its entirety by reference to the full text of the 2014 LTIP, a copy of which is attached to this proxy statement as Annex A. The 2014 LTIP provides for the grant of options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other stock-based awards and performance awards.

Share Limits. Subject to adjustment in accordance with the 2014 LTIP, 5,000,000 shares of our common stock (plus (i) the number of shares that remain available for issuance under the 2004 LTIP and that are not subject to outstanding awards under the 2004 LTIP and (ii) any shares subject to outstanding awards under the 2004 LTIP that are subsequently canceled or forfeited or terminate, expire or lapse for any reason) will be available for issuance pursuant to awards under the 2014 LTIP. In addition, under the terms of the 2014 LTIP:

•

No more than 2,000,000 shares of our common stock in the aggregate may be issued pursuant to incentive stock options (which generally are stock options that meet the requirements of Section 422 of the Code);

•

No more than 1,000,000 shares of our common stock may be subject to one or more stock options and stock appreciation rights granted to any single participant during any 12-month period that are intended to qualify as “performance-based compensation” under Section 162(m);

•

No more than 800,000 shares of our common stock may be subject to any other awards granted to any single participant during any 12-month period that are intended to qualify as “performance-based compensation” under Section 162(m);

•

No more than $10,000,000 may be paid in cash to any single participant during any 12-month period with respect to one or more awards payable in cash that are intended to qualify as “performance-based compensation” under Section 162(m); and

•

The maximum aggregate grant date fair value of awards granted to a non-employee director during any calendar year is $300,000 (or $600,000 in the first year in which an individual becomes a non-employee director).

All of the foregoing share limitations are subject to adjustment in the event of certain transactions or changes in our corporate structure. Common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated will again be available for delivery in connection with awards under the 2014 LTIP. In addition, subject to applicable NASDAQ listing requirements, awards granted under the 2014 LTIP upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to in the 2014 LTIP as “substitute awards”) will not reduce the number of shares of our common stock reserved for issuance under the 2014 LTIP.

Administration. The 2014 LTIP will be administered by the compensation committee of our board of directors, which is referred to herein as the “committee,” except in the event our board of directors chooses to administer the 2014 LTIP. Subject to the terms and conditions of the 2014 LTIP, the committee has broad discretion to administer the 2014 LTIP, including the power to determine the employees and directors to whom awards will be granted, to determine the type of awards to be granted and the number of shares to be subject to awards and the terms and conditions of awards, to determine and interpret the terms and provisions of each award agreement, to accelerate the vesting or exercise of any award and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2014 LTIP.

Eligibility. The committee will determine the employees, consultants and members of our board of directors who are eligible to receive awards under the 2014 LTIP. As of March 5, 2014, we had 284 employees, 0 consultants and 8 directors that would be eligible to receive awards under the 2014 LTIP.

Stock Options. The committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries in accordance with Section 422 of the Code. Except as provided below with respect to substitute awards, the exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable more than ten years after the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted in connection with, or independent of, a stock option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs are exercisable on such terms as the committee determines. The term of a SAR will be for a period determined by the committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the committee and set forth in the relevant award agreement.

Restricted Stock. Restricted stock is a grant of shares of common stock subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the committee. Except as otherwise provided in an award agreement, restricted stock that has not become vested will be forfeited and reacquired by us upon the termination of a participant’s employment or service relationship. Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Restricted Stock Units. Restricted stock units are rights to receive cash, common stock or a combination of cash and common stock at the end of a specified period. Restricted stock units may be subject to restrictions, including a risk of forfeiture, as determined by the committee. Unless otherwise determined by the committee, restricted stock units will be forfeited upon the termination of a participant’s employment or service relationship. The committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units.

Substitute Awards. Individuals who become eligible to participate in the 2014 LTIP following a merger, consolidation or other acquisition by the Company may be entitled to receive substitute awards in exchange for similar awards that they may have held prior to the applicable merger, consolidation or other acquisition. If the substitute award is in the form of a stock option or SAR, these awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award.

Other Awards. Subject to limitations under applicable law and the terms of the 2014 LTIP, the committee may grant other awards related to our common stock. Such awards may include, without limitation, common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, specified subsidiaries. The committee determines the terms and conditions of all such awards. Cash awards may be granted as an element of, or a supplement to, any awards permitted under the 2014 LTIP. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the 2014 LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Securities Exchange Act of 1934.

Performance Awards. The 2014 LTIP also permits the committee to designate certain awards as performance awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures within a specified period. The committee determines the applicable performance period, the performance goals and such other conditions that apply to each performance award. If the committee determines that a participant is a covered employee under Section 162(m) and the contemplated award is intended to qualify as “performance-based compensation” under Section 162(m), then the grant, exercise and/or settlement of such award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below.

Consistent with certain provisions of Section 162(m), the business criteria on which performance goals may be based must be provided for in the 2014 LTIP and approved by our stockholders. However, even if stockholders approve the business criteria set forth below and the other Performance Goal Terms for purposes of the “performance-based compensation” exception, the committee may decide to pay compensation that is not “performance-based compensation” under Section 162(m) and that is not deductible by reason thereof. With respect to awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and will otherwise meet the requirements of Section 162(m). Performance goals may vary among participants or among awards to the same participant. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (1) basic or diluted earnings per share (before or after taxes); (2) revenue measures (including, without limitation, gross revenue, net revenue and net revenue growth); (3) capital expenditures or maintenance capital expenditures; (4) profitability measures (including, without limitation, gross profit and operating profit); (5) cash flow (including, without limitation, cash flow from operations, free cash flow and cash flow return on capital); (6) return on cash flow, assets, net assets, investment, invested capital, equity or sales; (7) rate of realization on stock repurchases; (8) economic value added or other value added measurements; (9) margins (including, without limitation, operating margin, contribution margin, gross margin, pre-tax income margin and net margin); (10) net income or net income per share; (11) earnings before or after, or any combination of, interest, taxes, depreciation, depletion or amortization; (12) total stockholder return; (13) dividend growth rate; (14) debt reduction, debt management or average cost of debt; (15) balance sheet management; (16) employee attrition rate or employee retention rate; (17) market share; (18) stock performance; (19) credit metrics; (20) interest coverage ratio; (21) cost or expense measures (including, without limitation, selling, general & administrative expenses); (22) operational measures (including, without limitation, environmental compliance, safety and accident rates); (23) fleet age; (24) average daily operating expense; (25) acquisition cost efficiency; (26) average day rates; (27) third-party capital sourcing; (28) fleet size and growth; (29) fleet valuation; (30) operational downtime; (31) rig or liftboat utilization, margin or revenue; (32) closing of transactions; (33) marketed or available days; (34) operating days; (35) incidents of noncompliance; (36) shipyard or repair time; (37) shipyard or repair cost; (38) operating efficiency; (39) net working capital as a percentage of revenue; (40) days sales outstanding or days payables outstanding; (41) cash income taxes paid; (42) effective income tax rate; and (43) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Change in Control. Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the 2014 LTIP), the committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment or (iii) make other adjustments to awards as the committee deems appropriate to reflect the applicable transaction or event.

Amendment and Termination. The 2014 LTIP will automatically expire on the tenth anniversary of its effective date. Our board of directors may amend or terminate the 2014 LTIP at any time, subject to any requirement of stockholder approval required by applicable law, rules or regulations. The committee may generally amend the terms of any outstanding award under the 2014 LTIP at any time. However, no action may be taken by our board of directors or the committee under the 2014 LTIP that would materially and adversely affect the rights of a participant under a previously granted award without the affected participant’s consent.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal U.S. federal income tax consequences of the 2014 LTIP under the provisions of the Code and the guidance issued thereunder as currently in effect. These rules are subject to change (possibly on a retroactive basis) or different interpretation. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. The 2014 LTIP is not qualified under Section 401(a) of the Code.

Incentive Stock Options. A participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are satisfied, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value of the shares on the date of sale and the exercise price under the option) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described below for nonqualified stock options will apply.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2014 LTIP, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price under the option. For purposes of determining gain or loss on a subsequent sale or disposition of such shares, a participant’s basis will generally be the fair market value of the shares on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Other Awards. Stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant has elected under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards and performance awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of these cases, the Company will generally be entitled to a corresponding deduction at the time the participant recognizes income, subject to the limitations described below.

Limitations on Deductibility. In general, the Company should receive a federal income tax deduction with respect to compensation amounts earned by participants pursuant to the 2014 LTIP provided that such amounts constitute reasonable compensation for services rendered or to be rendered, are ordinary and necessary business expenses, and the amount of the deduction is not limited by the deduction limitations of Section 162(m) of the Code. The Company’s ability to obtain a deduction for future payments under the 2014 LTIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2014 LTIP assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant will generally be (i) required to include in income, when the award vests, the amount deemed “deferred,” (ii) required to pay an additional 20% income tax, and (iii) required to pay interest on the tax that would have been paid but for the deferral. Awards under the 2014 LTIP are generally intended to comply with or be exempt from Section 409A of the Code.

Tax Withholding. The Company and its subsidiaries have the right to deduct or withhold, or require a participant to remit to the Company or such subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising with respect to an award granted under the 2014 LTIP. The committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

New Plan Benefits

Any future awards granted to non-employee directors, executive officers and non-executive officer employees under the plan are subject to the discretion of the committee and, therefore, are not determinable at this time. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued under all existing equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	3,437,175	$8.45	4,340,785
Equity compensation plans not approved by security holders	—	—	—

Total	3,437,175	$8.45	4,340,785

(1)	Consists of securities under the amended and restated Hercules Offshore 2004 Long-Term Incentive Plan.
(2)	The weighted average exercise price relates to the 3,437,175 shares subject to outstanding stock options under the 2004 LTIP.

PROPOSAL 5: APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Item 5 on Proxy Card)

We are seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (our “charter”) to remove Article Fourth, Division B, Section 4, entitled “Foreign Ownership of Common Stock,” which currently limits foreign ownership, control, and transferability of the Company’s capital stock.

Purpose of the Proposal

The Jones Act generally requires the transportation of merchandise or personnel between two U.S. points (defined as “coastwise trade”) to be performed by vessels that have a coastwise trade endorsement. Under Section 50501 of Title 46 of the United States Code and the regulations promulgated thereunder (the “U.S. Maritime Laws”), a corporation qualifies as a U.S. citizen for coastwise trade purposes if at least 75% of its outstanding stock is owned by U.S. citizens, and its chief executive officer, chairman of the board and a certain percentage of its board of directors are U.S. citizens. The restrictions set forth in Article Fourth, Division B, Section 4 of our charter are consistent with the U.S. Maritime Laws and assist our Company, which is publicly traded, to comply with the U.S. citizenship requirements of those laws.

Until certain asset sales completed in 2013, Hercules was engaged in coastwise trade operations, necessitating compliance with the Jones Act. Under our charter, we may establish a dual stock certificate system in order to comply with the Jones Act, and may issue “U.S. Citizen” and “Non-U.S. Citizen” marked shares that could be bought back or withheld pending a determination on shareholder citizenship. Although the “Non-U.S. Citizen” shares were never issued, this measure assisted us in compliance with the Jones Act.

Recent asset sales have eliminated our company’s coastwise operations, and Jones Act compliance is no longer necessary. Specifically, during 2013 we sold our U.S. Gulf of Mexico Liftboats for approximately $54.4 million. Following this transaction, Jones Act compliance is no longer necessary as we no longer conduct coastwise operations.

To that end, our Board has unanimously approved and recommended to our stockholders an amendment to our charter to remove the limitations on foreign ownership required to maintain eligibility to own and operate vessels in the coastwise trade. We believe that the elimination from our charter of these restrictions on foreign ownership will increase our financial flexibility by enabling the Company to seek capital from foreign as well as U.S. investors. Additionally, to the extent that the current restrictions on foreign ownership have suppressed the ability of our stockholders to find buyers for their shares, the elimination of these restrictions may improve the marketability of those shares.

If this proposal is approved by our stockholders, the amendment would become effective at such time as we determine after we file the certificate of amendment with the Secretary of State of the State of Delaware. This amendment to our charter would not automatically result in the loss of our ability to engage in coastwise trade in the future. The proposed certificate of amendment to our charter is attached to this Proxy Statement.

Vote Required

Approval of this proposal requires the affirmative vote of holders of a majority of shares of outstanding common stock. Abstentions and broker non-votes will have the effect of a vote against the proposal.

Our Board unanimously recommends a vote “FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation.

RELATED PARTY TRANSACTIONS, STOCKHOLDER PROPOSALS AND OTHER MATTERS

Certain Relationships and Related Party Transactions

We require that all transactions with related persons (as contemplated by Item 404 of Regulation S-K) be approved by the audit committee of the board of directors, in compliance with the charter of that committee and with our Policy Regarding Covered Transactions with Related Persons. In approving a transaction with a related person, the audit committee will consider, among others, the following factors: (1) whether terms or conditions of the transaction are no less favorable than those generally available to third parties; (2) the level of interest, materiality or benefit to the related person and affiliates of the related person; (3) the related person’s relationship to the Company; (4) whether the transaction occurred in the ordinary course of business; (5) availability of alternative suppliers or customers in the transaction; (6) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director has a relationship; and (7) the benefit or materiality to the Company. For purposes of Item 404 of Regulation S-K, the committee determined that no related persons had a material interest in any of the transactions that it reviewed in the past year.

Our Code of Conduct and our Corporate Governance Guidelines prohibit actual or apparent conflicts of interest between the interest of any of our directors or officers, on the one hand, and our Company or our stockholders, on the other hand. The guidelines require that any actual or apparent conflict of interest be reported to the chairman of the audit committee for evaluation. The audit committee, with the assistance of our general counsel, is responsible for evaluating conflicts of interest.

Stockholder Proposals for the 2015 Annual Meeting

Rule l4a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2015 annual meeting of stockholders should be received by our corporate secretary no later than November 28, 2014.

If a stockholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which we first publicly announce the date of such meeting. Under our bylaws, notice with respect to the 2015 annual meeting of stockholders must be received by our corporate secretary no earlier than January 14, 2015 and no later than February 13, 2015. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors.

All notices should be directed to: Corporate Secretary, Hercules Offshore, Inc., 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, Attention: Stockholder Notices. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Householding

The SEC permits a single set of notices, annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one notice, annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any beneficial stockholder residing at an address of which two or more stockholders reside wishes to receive a separate notice, annual report or proxy statement in the future, or if any beneficial stockholder that elected to continue to receive separate notice, annual reports or proxy statements wishes to receive a single notice, annual report or proxy statement in the future, that stockholder should contact his or her broker or send a request to our corporate secretary at our principal executive offices, 9 Greenway Plaza, Suite 2200, Houston, Texas 77046, telephone number (713) 350-5100. We will deliver, promptly upon written or oral request to our corporate secretary, a separate copy of the notice, 2013 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation. We have retained MacKenzie Partners to aid in the solicitation of proxies for a fee of $12,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram, and via the Internet by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Additional Information About the Company

You can learn more about Hercules Offshore and our operations by visiting our website at www.herculesoffshore.com. Among other information we have provided there, you will find:

•	our certificate of incorporation and bylaws;

•	the charters of each of our standing committees of the board;

•	our corporate governance guidelines;

•	our code of conduct;

•	our policy regarding covered transactions with related persons;

•	our policy regarding director recommendations by stockholders;

•	our director and executive equity ownership guidelines;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our management and board of directors.

For additional information about our company, please refer to our 2013 annual report, which is available with our proxy statement at the following address on the Internet: http://www.proxydocs.com/hero.

HERCULES OFFSHORE, INC.

John T. Rynd

Chief Executive Officer and President

Houston, Texas

March     , 2014

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HERCULES OFFSHORE, INC.

Hercules Offshore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: At a meeting of the Corporation’s Board of Directors held on February 19, 2014, resolutions were duly adopted setting forth a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation to remove in its entirety Article Fourth, Division B, Section 4 entitled “Foreign Ownership of Common Stock” thereof, declaring said amendment to be advisable, and directing that the proposed amendment be considered at the next annual meeting of the Corporation’s stockholders.

SECOND: On May 14, 2014, at an annual meeting of stockholders called and held in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation by a majority of the outstanding shares of stock entitled to vote thereon voted for a proposal to delete, in its entirety, the text of Article Fourth, Division B, Section 4 of the Corporation’s Amended and Restated Certificate of Incorporation, and to replace the text of said Section with the caption: “[RESERVED].”

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Hercules Offshore, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this 14th day of May, 2014.

ANNEX A

HERCULES OFFSHORE, INC.

2014 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan (the “Plan”) is to provide a means through which Hercules Offshore, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract and retain highly qualified persons to serve as Employees, Non-Employee Directors and Consultants of the Company and its Affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the granting of Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Other Stock-Based Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Non-Employee Director or Consultant, as determined by the Committee in its sole discretion.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

(c) “Award” means, individually or collectively, any grant of an Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i) The consummation of a reorganization, merger, consolidation or other transaction, in any case, with respect to which persons who were stockholders (or members) of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity interests representing at least 51% of the total combined voting power of the Company or the resulting reorganized, merged or consolidated entity, as applicable;

(ii) The consummation of a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to one or more Subsidiaries); or

(iii) The occurrence of (A) the consummation of a transaction or series of related transactions in which the Company issues, as consideration for the acquisition (through a merger, reorganization, stock purchase, asset purchase or otherwise) of the assets or capital stock of an unaffiliated third party, equity in the Company representing more than 35% of the outstanding equity of the Company, calculated as of the consummation of such transaction or transactions, in conjunction with (B) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company at the time of the approval by the Board of the issuance of such equity in the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, then the transaction or event described in subsection (i), (ii) or (iii) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with the Nonqualified Deferred Compensation Rules.

(g) “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to a section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations thereunder.

(h) “Committee” means a committee of two or more Non-Employee Directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors, each of whom shall be a Qualified Member.

(i) “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(j) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan.

(k) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(f), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or to periodic payments on other specified equity securities of the Company or any Subsidiary or Affiliate; provided, however, that in no event shall a payment of cash or shares of Stock to the holder of a Restricted Stock Unit pursuant to Section 6(e)(ii) be considered a Dividend Equivalent.

(l) “Effective Date” means May 14, 2014, provided that the Plan is approved by the Company’s stockholders at the 2014 annual meeting.

(m) “Eligible Person” means any Employee, Non-Employee Director or Consultant.

(n) “Employee” means any individual who is an employee of the Company or any Subsidiary.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions thereto and rules thereunder.

(p) “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the closing sales price of a share of Stock, as reported by such exchange or NASDAQ, as the case may be, on such date (or if no sales occur on such date, on the last preceding date on which such sales of Stock are so reported); (ii) if the Stock is not traded on a national securities exchange or quoted on NASDAQ, but is traded in the over-the-counter market, the average between the reported high and low bid and asked prices for a share of Stock on the most recent date on which the Stock was publicly traded; or (iii) in the event the Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, the Nonqualified Deferred Compensation Rules.

(q) “Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option that complies with the requirements of section 422 of the Code.

(r) “Non-Employee Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law and who is serving on the Board on the Effective Date, or is subsequently elected or appointed to the Board, and is not an Employee.

(s) “Nonqualified Deferred Compensation Rules” means the rules set forth in section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

(t) “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase shares of Stock at a specified exercise price during specified time periods and includes both ISOs and Options that do not constitute ISOs.

(u) “Other Stock-Based Award” means a payment in the form of shares of Stock, an Award that is valued in whole or in part by reference to, or otherwise based on, shares of Stock, or a right to purchase shares of Stock, in each case, granted to an Eligible Person under Section 6(g) as part of a bonus, deferred compensation or other arrangement.

(v) “Participant” means a Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Eligible Person.

(w) “Performance Award” means an Award granted to an Eligible Person under Section 8 that provides such Eligible Person with an opportunity to earn cash, shares of Stock or a combination of cash and shares of Stock if certain performance criteria are satisfied.

(x) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(y) “Prior Plan” means the Hercules Offshore 2004 Long-Term Incentive Plan, as amended and restated effective as of March 22, 2011 and as may be further amended or amended and restated from time to time.

(z) “Qualified Member” means a member of the Committee who is a “nonemployee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Treasury Regulation Section 1.162-27 under section 162(m) of the Code).

(aa) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(bb) “Restricted Stock Unit” means a right granted to an Eligible Person under Section 6(e) that, to the extent vested, entitles such Eligible Person to receive a share of Stock, the Fair Market Value of a share of Stock in cash or a combination thereof.

(cc) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(dd) “Securities Act” means the Securities Act of 1933, as amended. References in the Plan to any section of the Securities Act shall be deemed to include any amendments and successor provisions thereto and the rules and regulations promulgated thereunder.

(ee) “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 4(e) or 9(c).

(ff) “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) entitling such Eligible Person to receive in Stock or, in the sole discretion of the Committee, cash or a combination of Stock and cash, equal to the difference between the Fair Market Value of a share of Stock on the date of exercise and a specified exercise price.

(gg) “Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(hh) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the type or types of Awards to be granted to an Eligible Person and the amount of cash and/or the number of shares of Stock that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of such necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final, conclusive and binding on the Company, its Subsidiaries and Affiliates, the Participants and all other Persons having any interest therein.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended to constitute qualified “performance-based compensation” within the meaning of section 162(m) of the Code, may be taken either (i) by a subcommittee, designated by the Committee, that is composed solely of two or more Qualified Members or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. Any delegation described in this Section 3(b) shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Delaware General Corporation Law. The Committee may appoint one or more agents or advisors to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or Employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company with respect to any such action or determination.

(d) No Repricing of Options or Stock Appreciation Rights. Except in connection with an event described in Section 4(e) or Section 9(c), neither the Board nor the Committee may make any amendment or adjustment to any outstanding Option or SAR previously granted under the Plan, and no such amendment or adjustment shall be made, that reduces or would have the effect of reducing the exercise price of such Option or SAR, whether through amendment, cancellation, replacement Awards, repurchase or other means, unless the Company’s stockholders have approved such amendment or adjustment.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Sections 4(e) and 9(c), the total number of shares of Stock reserved and available for issuance in connection with Awards under the Plan shall not exceed 5,000,000 shares, plus (i) any shares of Stock that, as of the Effective Date, are available for issuance under the Prior Plan (and that are not subject to outstanding awards under the Prior Plan as of the Effective Date) and (ii) any shares of Stock subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled or forfeited, or terminate, expire or lapse for any reason; provided, however, that all outstanding awards under the Prior Plan as of the Effective Date shall remain subject to the terms of the Prior Plan. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year shall not exceed $300,000; provided, however, that such limitation shall be $600,000 in the first calendar year a Person becomes a Non-Employee Director.

(b) Share Counting. Shares of Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Awards will be applied to reduce the maximum number of shares of Stock remaining available for issuance under the Plan; provided, however, that (i) the total number of shares of Stock reserved and available for issuance in connection with Awards under the Plan shall not be reduced by shares of Stock subject to an Award under the Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock and (ii) subject to applicable NASDAQ listing requirements, Substitute Awards shall not reduce the maximum number of shares of Stock remaining available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4, the following shares of Stock will not again become available for issuance under the Plan: (x) any shares of Stock that would have been issued upon any exercise of an Option but for the fact that the exercise price of such Option was paid by a “net exercise” or by a Participant tendering shares of Stock owned by such Participant (either actually or by attestation); (y) any shares of Stock that are withheld by the Company, or any shares of Stock owned by a Participant that are tendered (either actually or by attestation) by such Participant, in either case to satisfy any tax withholding obligation with respect to an Award; and (z) shares of Stock subject to a stock-settled SAR issued under the Plan that are not issued in connection with the settlement of such stock-settled SAR upon its exercise.

(c) Share and Value Limitation on Awards. Notwithstanding any other provision of the Plan to the contrary, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 4(e) or 9(c), (i) the maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan may not exceed 2,000,000 shares; (ii) no Participant shall be granted, during any 12-month period, Options or Stock Appreciation Rights that the Committee intends to qualify as “performance-based compensation” under section 162(m) of the Code with respect to more than 1,000,000 shares of Stock in the aggregate or any other Awards that the Committee intends to qualify as “performance-based compensation” under section 162(m) of the Code with respect to more than 800,000 shares of Stock; and (iii) the maximum amount of cash compensation that may be paid under Awards that the Committee intends to qualify as “performance-based compensation” under section 162(m) of the Code granted to any single Covered Employee during any 12-month period may not exceed $10,000,000.

(d) Sources of Stock Delivered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

(e) Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of shares of Stock covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted after such event. Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(e), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Stock that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of shares of Stock or other securities available for grant under the Plan.

5. Eligibility. Awards may be granted under the Plan only to Persons who are Eligible Persons at the time of grant thereof. An Award may be granted on more than one occasion to the same Person, subject to the limitations set forth in the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary. The Committee’s selection of an eligible Employee, Consultant or Non-Employee Director to receive an Award in any year or at any time shall not require the Committee to select such Employee, Consultant or Non-Employee Director to receive an Award in any other year or at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The price at which a share of Stock may be purchased upon the exercise of an Option shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (A) except in the case of a Substitute Award, the exercise price per share of Stock under each Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted; and (B) the exercise price of each ISO shall not be less than the greater of (1) the par value per share of Stock subject to such Option or (2) 100% of the Fair Market Value per share of Stock subject to such Option as of the date of grant of such Option (or, in the case of an individual who owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of Stock subject to such Option on the date of grant of such Option).

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which the exercise price with respect to an Option may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the exercise price is paid with Stock, such Stock shall be valued as of the date of exercise. The Award Agreement governing each Option shall set forth the last date that the Option may be exercised.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 4(e) or 9(c), no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than 10 years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant in any calendar year may not (with respect to such Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Stock subject thereto, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the exercise price of the SAR, as determined by the Committee; provided, however, that, except in the case of a Substitute Award, the exercise price under each SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date the SAR is granted.

(ii) Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender such Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing such Option, which shall comply with the following provisions in addition to those applicable to Options:

(A) An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B) Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying: (1) the difference obtained by subtracting the exercise price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of such SAR, by (2) the number of shares as to which such SAR has been exercised.

(iii) Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the SAR, which Award Agreement shall comply with the following provisions:

(A) Each Award Agreement shall state the total number of shares of Stock to which the SAR relates.

(B) Each Award Agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C) Each Award Agreement shall state the date at which the SARs shall expire if not previously exercised.

(D) Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying: (1) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of such SAR from the Fair Market Value of a share of Stock on the date of exercise of such SAR, by (2) the number of shares as to which such SAR has been exercised.

(iv) Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. The Award Agreement governing each SAR shall set forth the last date that the SAR may be exercised.

(d) Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to a substantial risk of forfeiture and such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Committee may require that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends. Unless the Committee, in its sole discretion, determines otherwise (either in the Award Agreement evidencing an Award of Restricted Stock or at any time after the grant of an Award of Restricted Stock), any dividends or distributions (other than regular quarterly cash dividends in the case of Awards of Restricted Stock that are subject only to service-based vesting conditions) paid with respect to shares of Stock subject to the unvested portion of an Award of Restricted Stock, including, without limitation, Stock distributed in connection with a Stock split or Stock dividend, will be subject to the same restrictions as the shares of Stock to which such dividends or distributions relate. The Committee will determine, in its sole discretion, whether any interest will be paid on such restricted dividends or distributions. In its discretion, the Committee may provide in any Award Agreement evidencing an Award of Restricted Stock for the waiver by a Participant of any right to receive dividends and distributions with respect to shares of Stock subject to the unvested portion of the Award.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Payment of Dividends. Unless otherwise determined by the Committee on the date of grant and specified in the applicable Award Agreement, upon the Company’s payment of a dividend on its outstanding Stock, the holder of a Restricted Stock Unit shall be entitled to either cash or shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, which cash or Stock may either be paid to such holder on the date the Company pays such dividends on its outstanding Stock or deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(f) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7. Certain Provisions Applicable to Awards.

(a) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under any other plan of the Company, or any of its Subsidiaries or Affiliates, or of any business entity to be acquired by the Company or any of its Subsidiaries or Affiliates, or any other right of a Participant to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for any other Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award; provided, however, that any such substitution or exchange shall not be considered a “repricing” amendment or adjustment of an Award for purposes of Section 3(d). Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c) Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. The Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f) Restrictive Covenants. Each Participant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the granting of such Award, to comply with certain non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement applicable to such Award or otherwise applicable to the Participant (a “Restrictive Covenant Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, such Restrictive Covenant Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

8. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b), which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) basic or diluted earnings per share (before or after taxes); (2) revenue measures (including, without limitation, gross revenue, net revenue and net revenue growth); (3) capital expenditures or maintenance capital expenditures; (4) profitability measures (including, without limitation, gross profit and operating profit); (5) cash flow (including, without limitation, cash flow from operations, free cash flow and cash flow return on capital); (6) return on cash flow, assets, net assets, investment, invested capital, equity or sales; (7) rate of realization on stock repurchases; (8) economic value added or other value added measurements; (9) margins (including, without limitation, operating margin, contribution margin, gross margin, pre-tax income margin and net margin); (10) net income or net income per share; (11) earnings before or after, or any combination of, interest, taxes, depreciation, depletion or amortization; (12) total stockholder return; (13) dividend growth rate; (14) debt reduction, debt management or average cost of debt; (15) balance sheet management; (16) employee attrition rate or employee retention rate; (17) market share; (18) stock performance; (19) credit metrics; (20) interest coverage ratio; (21) cost or expense measures (including, without limitation, selling, general & administrative expenses); (22) operational measures (including, without limitation, environmental compliance, safety and accident rates); (23) fleet age; (24) average daily operating expense; (25) acquisition cost efficiency; (26) average day rates; (27) third-party capital sourcing; (28) fleet size and growth; (29) fleet valuation; (30) operational downtime; (31) rig or liftboat utilization, margin or revenue; (32) closing of transactions; (33) marketed or available days; (34) operating days; (35) incidents of noncompliance; (36) shipyard or repair time; (37) shipyard or repair cost; (38) operating efficiency; (39) net working capital as a percentage of revenue; (40) days sales outstanding or days payables outstanding; (41) cash income taxes paid; (42) effective income tax rate; and (43) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall certify the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards (including, without limitation, Restricted Stock) or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b), shall be certified in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code shall, if so designated by the Committee, constitute qualified “performance-based compensation” within the meaning of section 162(m) of the Code. Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Adjustments.

(a) Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Plan Rules.

(b) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(c) Change in Control and Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(e), in the event that the Committee determines that any distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change in Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted, (ii) the number of shares and type of Stock (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of shares of Stock subject to any Award shall always be a whole number. Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may take one or more of the following actions, which may vary among individual holders and which may vary among Awards: (A) remove any applicable forfeiture restrictions on any Award; (B) accelerate the time at which Options or SARs then-outstanding may be exercised so that such Options or SARs may be exercised in full for a limited period of time on or before a specified date (before or after such event) fixed by the Committee, after which specified date all unexercised Options and SARs and all rights of holders thereunder shall terminate, (C) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options and SARs held by such holders (irrespective of whether such Options and SARs are then exercisable under the provisions of the Plan) as of a date, before or after such event, specified by the Committee, in which event the Committee shall thereupon cancel such Options and SARs and pay to each holder an amount of cash per share equal to the excess, if any, of the price per share of Stock, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options and SARs, over the exercise price(s) under such Options and SARs (except that to the extent the exercise price under any such Options or SAR is equal to or exceeds such price per share of Stock as determined by the Committee, in which case no amount shall be payable with respect to such Option or SAR), or (D) make such adjustments to Awards then-outstanding as the Committee deems appropriate to reflect such event; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then-outstanding. Notwithstanding anything in the preceding sentence to the contrary, with respect to an event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in Section 4(e) shall control to the extent they are in conflict with the discretionary provisions of this Section 9(c); provided, however, that nothing in this Section 9(c) or in Section 4(e) shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(e).

(d) Committee Determinations; No Fractional Interests. Adjustments under this Section 9 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

10. General Provisions.

(a) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to a Participant to be on terms that permit transfer by such Participant; provided that, in either case, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or Employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii) Qualified Domestic Relations Orders. An Award that is an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards (other than ISOs) shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of the Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. Notwithstanding the foregoing, the Company and its Affiliates may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or permit the Participant to elect to have the Company withhold a sufficient number of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or allow the surrender of shares of Stock by the Participant to the Company). The number of shares of Stock that may be so withheld or surrendered shall be limited to the number of shares of Stock that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee.

(c) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation or any amendment to Section 3(d), shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 4(e) or 9(c) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Eligible Persons or Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability. If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of Restricted Stock, a Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k) Clawback. The Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the

Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.

(l) Section 409A of the Code. In the event that any Award granted pursuant to the Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly. Notwithstanding anything in the Plan to the contrary, to the extent that the Committee determines that any Award under the Plan may be subject to the Nonqualified Deferred Compensation Rules, the Committee may, without a Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the Award, including, without limitation, actions intended to (i) exempt such Award from the Nonqualified Deferred Compensation Rules, or (ii) comply with the requirements of the Nonqualified Deferred Compensation Rules; provided, however, that nothing in this Section 10(l) shall create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or any of its Affiliates have any obligation to indemnify or otherwise compensate any Participant for any taxes or interest imposed under the Nonqualified Deferred Compensation Rules or similar provisions of state law.

(m) Participants in Foreign Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants from time to time, or to ensure that the Company and its Subsidiaries comply with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign securities exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

(n) Term. The Plan was adopted by the Board on February 19, 2014, subject to approval by the holders of a majority of the outstanding shares of Stock at the 2014 annual meeting of the Company’s stockholders. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date.

PRELIMINARY PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is / are available at www.proxyvote.com.

HERCULES OFFSHORE, INC. 9 Greenway Plaza, Suite 2200 Houston, Texas 77046 NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Butz, Troy L. Carson, and Beau M. Thompson, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Hercules Offshore, Inc. held of record by the undersigned on March 18, 2014, at the Annual Meeting of Stockholders to be held on May 14, 2014 at 8:00 a.m., Houston time, at the Doubletree by Hilton Houston Greenway Plaza Hotel, 6 Greenway Plaza East, Houston, Texas 77046 or any adjournment or postponement thereof.

This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted “FOR” all director nominees and “FOR” Proposals 2, 3, 4 and 5. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees		☐	☐	☐

01 Thomas N. Amonett 02 Thomas J. Madonna 03 F. Gardner Parker
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain
2.	Advisory vote on 2013 Executive Compensation.						☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.						☐	☐	☐
4.	To approve the Hercules Offshore, Inc. 2014 Long-Term Incentive Plan and the material terms of the performance goals thereunder.						☐	☐	☐
5.

To approve an amendment to the Certificate of Incorporation of Hercules Offshore, Inc., to remove Article Fourth, Division B, Section 4 thereof containing limitations on foreign ownership of our capital stock.

							☐	☐	☐
NOTE: This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

For address change/comments, mark here.

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

					☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

				JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date